UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Westar Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2011

Dear Fellow Shareholder:

We cordially invite you to the 2011 Annual Meeting of Shareholders of Westar Energy, Inc. The meeting is at 10:00 a.m., Central Daylight Saving Time, on Thursday, May 19, 2011, in the Emerald Ballroom at the Capitol Plaza Hotel located at 1717 SW Topeka Boulevard, Topeka, Kansas 66612.

At the meeting, we will elect four members of our board of directors and vote on the other matters set forth in the enclosed notice of the meeting and proxy statement. Upon the completion of the business matters to be conducted at the annual meeting, we will report on our business and our plans for the future.

YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting, please take time to vote as soon as possible using the voting procedures for the Internet or by telephone or by completing and mailing the enclosed proxy card.

If you plan to attend the meeting, please check the appropriate box on your proxy card so we may plan appropriately.

We extend our thanks for your continued investment in Westar Energy, Inc. and look forward to seeing you at the annual meeting.

Sincerely,

CHARLES Q. CHANDLER IV Chairman of the Board	WILLIAM B. MOORE President and Chief Executive Officer

HOW TO VOTE

There are four ways you may vote, as explained in the detailed instructions on your proxy card.

•	Internet. Vote via the Internet by following the voting instructions on the proxy card.

•	Telephone. Vote by calling the toll-free number on the proxy card.

•	Proxy Card. Vote by completing and returning your proxy card in the enclosed envelope.

•	In Person at the Annual Meeting. Vote in person by attending the annual meeting.

If you vote on the Internet or by telephone, you do not need to return your proxy card. Please see the enclosed proxy card for more detailed information on how to vote your shares.

HOW TO NOMINATE A DIRECTOR

You may nominate a director at the annual meeting of shareholders and have your nominee’s name included on the ballot distributed at the meeting by providing our Corporate Secretary written notice of your intention to do so within the time limits prescribed in our articles of incorporation. Your notice must include certain information regarding yourself and your nominee, including, among other items, the nominee’s name, address, occupation and qualifications. Please see “Additional Information” below for more information regarding your ability to nominate directors and to bring other business before shareholder meetings.

Additionally, the Nominating and Corporate Governance Committee of our board of directors will consider a candidate for director suggested by a shareholder. Please see “Additional Information” below for more information regarding your ability to submit director candidates to the Nominating and Corporate Governance Committee for its consideration.

ANNUAL MEETING ADMISSION

Either an admission ticket or proof of ownership of Westar Energy stock must be presented in order to be admitted to the annual meeting. You may also be asked to present valid picture identification. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof evidencing your ownership on March 21, 2011, with you to the annual meeting, or you may request an admission ticket in advance by contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com. Each shareholder may be accompanied by one guest.

REDUCE MAILING COSTS

If you share the same last name with other shareholders living in your household, you can help us reduce printing and mailing costs by electing to receive only one copy of our annual report and proxy statement. Please see “Questions and Answers about the Meeting and Voting” below for more information about “householding.” Additionally, shareholders may help us to reduce printing and mailing costs further by electing to access our proxy materials and annual report via the Internet. If you select this option, you will receive information on how to access these materials along with your proxy card. Please indicate your consent to accessing future proxy materials via the Internet by checking the appropriate box on your proxy card or contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com.

WESTAR ENERGY, INC.

818 South Kansas Avenue

Topeka, Kansas 66612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m. (Central Daylight Saving Time) on Thursday, May 19, 2011

Place	Capitol Plaza Hotel (Emerald Ballroom) 1717 SW Topeka Boulevard Topeka, Kansas 66612

Purpose

•    To elect four Class III directors to serve for a term of three years

•    To provide an advisory vote on executive compensation

•    To provide an advisory vote on the frequency of advisory votes on executive compensation

•    To approve an amendment to our Long Term Incentive and Share Award Plan and the material terms of the performance goals under the plan

•    To approve an amendment to our restated articles of incorporation to increase our authorized shares of common stock

•    To ratify and confirm the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011

•    To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting

Record Date	You may vote if you were a shareholder of record on March 21, 2011.
Proxy Voting

Your vote is important. You may vote in one of four ways:

•    via the Internet using instructions on the proxy card

•    by calling the toll-free number on the enclosed proxy card

•    by signing, dating and returning your proxy card in the enclosed envelope

•    in person by attending the annual meeting

On behalf of the Board of Directors,

Larry D. Irick Vice President, General Counsel and Corporate Secretary
Topeka, Kansas April 8, 2011

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To be Held on May 19, 2011.

The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2010 that accompany this Notice are available for viewing via the Internet at www.westarenergy.com/proxy.

PROXY STATEMENT

The board of directors of Westar Energy, Inc. (the “Company”) is soliciting proxies for the 2011 Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the annual meeting. We began mailing these documents to shareholders on or about April 8, 2011.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote and how many votes do I have?

Common and preferred shareholders of record at the close of business on March 21, 2011, may vote. As of that date there were outstanding and entitled to vote 113,587,517 shares of our common stock, 121,613 shares of our 4 1/2 % series preferred stock, 54,970 shares of our 4 1/4% series preferred stock and 37,780 shares of our 5% series preferred stock. For each matter presented for vote, you have one vote for each share you own.

How do proxies work?

The board of directors is asking for your proxy. Giving your proxy means you authorize the persons named as proxies to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. If you sign and return the proxy card but do not specify how to vote, the persons named as proxies will vote your shares as follows:

•	for the election of the director nominees

•	for approval of the advisory vote on executive compensation

•	for “1 Year” for the advisory vote on the frequency of advisory votes on executive compensation

•	for approval of an amendment to our Long Term Incentive and Share Award Plan and approval of the material terms of the performance goals under the plan

•	for approval of an amendment to our restated articles of incorporation to increase our authorized shares of common stock

•	for ratification and confirmation of Deloitte & Touche LLP as our independent registered public accounting firm for 2011

We do not expect any other items to be presented at the meeting; however, your proxy will give discretionary authority to the persons named as proxies to vote on any other matters that may be brought before the meeting.

How do I vote?

If you were a shareholder of record on March 21, 2011, there are four ways you may vote, as explained in the detailed instructions on your proxy card. You may:

•	vote via the Internet by following the voting instructions on the proxy card

•	vote by calling the toll-free number on the proxy card

•	vote by completing and returning your proxy card in the enclosed envelope

•	vote in person by attending the annual meeting

Please follow the instructions on the proxy card for voting by one of these methods. Please help us save time and postage costs by voting through the Internet or by telephone. If your shares are held by a broker or other nominee, you will receive instructions from the broker or other nominee that you must follow in order to vote your shares. Whether you plan to attend the meeting or not, we encourage you to vote by proxy, telephone or the Internet as soon as possible.

Will anyone at the Company know how I vote?

Corporate Election Services, Inc., the independent proxy tabulator we use, counts the votes and acts as the inspector of election for the annual meeting. Your individual vote will be kept confidential from our directors, officers and employees. If you write opinions or comments on your proxy card, a copy of your proxy card, excluding your voting instructions, will be sent to us so that we can respond, if appropriate, to the comment or question.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card depending on how you hold your shares and how your shares are registered. If you hold shares through someone else, such as a bank or broker, you may also receive proxy materials from them asking how you want to vote. If you participate in our Direct Stock Purchase Plan or our Employees’ 401(k) Savings Plan and the account names are exactly the same on each, you will receive one proxy card for all shares of common stock held in or credited to your accounts as of the record date. If the names on your accounts are different, you will receive more than one proxy card. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com.

The proxy card covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, trustee of the Westar Energy, Inc. Employees’ 401(k) Savings Plan. The proxy card, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. on May 16, 2011, your shares will not be voted.

If you receive more than one proxy card, we encourage you to complete and return all proxy cards delivered to you to vote all shares registered to you.

Can I change my vote?

You can revoke a proxy before the time for voting at the annual meeting in several ways:

•	by mailing a revised proxy card with a more recent date than the prior proxy (we must receive the revised proxy card before the meeting to be effective)

•	by voting again via the Internet or by telephone

•	by notifying our Corporate Secretary in writing that you are revoking your proxy

You may also revoke your proxy by voting in person at the annual meeting.

Who can attend the annual meeting?

All shareholders who owned shares at the close of business on March 21, 2011, or their duly appointed proxies, may attend the meeting. Each shareholder may be accompanied by one guest. Registration will begin at 8:45 a.m., and seating will begin at 9:00 a.m. If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport. To avoid delays in gaining admittance to the meeting, registered shareholders should bring the “Admission Ticket” found at the top of the proxy card.

Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership on March 21, 2011, and check-in at the registration table at the meeting.

What constitutes a “quorum” for the meeting?

A quorum is necessary to conduct business at the annual meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the meeting. When a routine matter is to be voted upon at the meeting, such as the ratification of our independent registered public accounting firm, we count broker “non-votes” and abstentions as present for purposes of determining whether a quorum is present at the meeting.

What is a broker “non-vote”?

If a broker holds your shares in street name and you fail to provide voting instructions to your broker, the broker has the discretion to vote your shares on routine matters, such as ratification of our independent registered public accounting firm, but not on non-routine matters, such as the election of the director nominees or certain shareholder proposals. Broker “non-votes” on non-routine matters occur when you fail to provide voting instructions to your broker for shares you hold through your broker. As explained below (see, “How many votes are needed?”), broker “non-votes” do not count as votes cast. As a consequence, it is important that you provide voting instructions to your broker for shares you hold through your broker.

How many votes are needed?

Assuming a quorum is present, in an uncontested election, directors are elected by a majority of the votes cast under our majority voting policy. Under our majority voting policy, in an uncontested election, if a director nominee does not receive a majority of the votes cast in the election (that is, the director nominee receives a greater number of “withhold” votes than “for” votes), the director nominee is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and our board of directors. Please see “Corporate Governance Matters—Majority Vote Policy” below for further details on our majority voting policy.

The outcome of the votes on compensation paid by the Company to its named executive officers – see Item 2 – and on the frequency at which stockholders will be asked to approve such compensation – see Item 3 –will not be binding on the board of directors. Therefore, there is no “required vote” on these resolutions. The board of directors, in the exercise of its fiduciary duties, will consider the outcome of the advisory votes in determining how to proceed following such votes.

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to approve, by an advisory vote, the compensation of our named executive officers (Item 2), to recommend, by an advisory vote, the frequency of a stockholder vote on the compensation of our named executive officers (Item 3), to approve an amendment to our Long Term Incentive and Share Award Plan and to approve the material terms of the performance goals under that Plan (Item 4), and to ratify the selection of the independent accounting firm (Item 6). The affirmative vote of a majority of the shares of common stock entitled to vote at the meeting will be needed to approve the amendment to our Restated Articles of Incorporation (Item 5). If you hold your shares in your own name and abstain from voting on these matters, your abstention will have the same effect as a negative vote for Items 2 and 4-6 and will increase the number of shares present in person or by proxy and entitled to vote from which a majority is to be calculated for Item 3.

If you hold your shares through a broker and you do not instruct the broker on how to vote, your broker may exercise its discretionary authority to vote your shares regarding Item 6, but cannot exercise its discretionary authority to vote your shares regarding any other item.

Who pays for the solicitation of proxies?

We pay the cost of soliciting proxies. We retained Phoenix Advisory Partners to assist with the solicitation for an estimated fee of $9,500, plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders. In addition to the use of the mail, proxies may be solicited personally or by telephone or electronic media by our employees.

What is “householding”?

Householding is a procedure that permits us, with your prior permission, to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside. Each shareholder will continue to receive a separate proxy card for voting and attendance purposes. Householding reduces the volume of duplicate information you receive, as well as our expenses.

Please contact our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com for more information on this important shareholder program.

Can I elect to access future proxy materials via the Internet?

Shareholders who receive a printed copy of our proxy materials can help us reduce printing and mailing costs by electing to access future proxy materials and annual reports via the Internet. If you have received a printed copy of our proxy materials, please indicate your consent to accessing our proxy materials and annual reports via the Internet by checking the appropriate box on your proxy card or contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 or by email at shareholders@westarenergy.com.

ITEM 1 ON THE PROXY CARD

ELECTION OF DIRECTORS

Directors and Nominees for Election as Directors

Our articles of incorporation provide that the board of directors will have no less than seven nor more than fifteen directors, as determined from time to time by the board of directors. Our board of directors currently consists of ten directors divided into three classes (Class I, Class II and Class III), with the term of office of each class ending in successive years. At each annual meeting of shareholders, the directors constituting one class are elected for a three-year term. The terms of the directors in Class III expire with this meeting.

The board of directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has unanimously nominated Mollie Hale Carter, Jerry B. Farley, Arthur B. Krause and William B. Moore for election as Class III directors. Each nominee has consented to being named as a nominee and to serve if elected. While it is not expected that any of the nominees will be unable or unwilling to serve, if for any reason one or more are unable or unwilling to do so, the proxies will be voted for substitute nominees selected by our board of directors or the board of directors may reduce the number of directors.

Director Nominees

Set forth below are the names, ages and backgrounds of the four director nominees and the other directors continuing in office, as well as the specific experiences, qualifications, attributes and skills that led our board of directors to conclude that these individuals should serve or continue serving as directors of the Company at this time.

Class III—Term Expiring in 2011

Mollie H. Carter, age 48, has served as our director since June of 2003. Ms. Carter has twenty-four years of business experience, including fifteen years as the chief executive officer of a locally based financial institution. Ms. Carter has been president and chief executive officer of Sunflower Bank, N.A. since 2005, and of its holding company, Sunflower Financial, Inc. (formerly Sunflower Banks, Inc.), since 1996. Ms. Carter is also a director of Sunflower Financial, Inc. and chairman of the board of Sunflower Bank, N.A. These entities are family owned financial institutions located in Salina, Kansas. Ms. Carter is also vice president of Star A, Inc., a position she has held since 1997. Star A, Inc. is a family owned company with Kansas agricultural and other investment interests. Prior to holding these positions, Ms. Carter served ten years as a senior investment officer for John Hancock Mutual Life Insurance Company. In addition, Ms. Carter has served as a director of Archer-Daniels-Midland Company since 1996 and is the lead director of that company’s audit committee and a member of its compensation committee, and she previously served as a director of Premium Standard Farms, Inc., a large processor of pork products. Ms. Carter is also a director of the Greater Salina Community Foundation and previously served as a director Foley Equipment Company, a private company. Ms. Carter’s qualifications to serve as our director include her substantial leadership experience as a chief executive officer, her financial expertise, and her significant experience serving as a director of a large public company.

Jerry B. Farley, age 64, has served as our director since October of 2004. Mr. Farley has thirty-nine years of experience in the administration of the academic, business and fiscal operations of educational institutions. Since 1997, Mr. Farley has been president of Washburn University located in Topeka, Kansas. Prior to that position, Mr. Farley worked in executive positions for the University of Oklahoma and Oklahoma State University. Mr. Farley has also been a Certified Public Accountant since 1972 and, although he has not practiced public accounting, his business responsibilities have included all aspects of financial management and reporting at three large public universities. Mr. Farley is a director and member of the audit, loan and trust committees of CoreFirst Bank and Trust in Topeka, Kansas, and a director and member of the audit and governance committees of The Security Group of Mutual Funds, also located in Topeka, Kansas. Mr. Farley also serves as a director for various non-profit and charitable organizations. Mr. Farley’s qualifications to serve as our director include his substantial leadership experience as the president of a public university, his extensive knowledge of the administration, financial and operational management of large organizations, and his significant experience serving as a director of institutions in the financial industry.

Arthur B. Krause, age 69, has served as our director since June of 2003. Mr. Krause has thirty-seven years of business leadership experience. Mr. Krause retired in 2002 as executive vice president and chief financial officer of Sprint Corporation, a global communications company, after serving in that position since 1988. Prior to that, Mr. Krause spent 22 years in various management positions within the telecommunications industry. Mr. Krause is a director, chairman of the audit committee and a member of the compensation committee for Inergy GP, LLC, an affiliated company of a propane gas marketing and distribution business located in Kansas City, Missouri. He was also a director and chairman of the audit and compensation committee of Inergy Holdings GP, LLC, until it merged into Inergy GP, LLC, in 2010. Mr. Krause was formerly a director and chairman of the audit committee of Clockwork Home Services, a private company located in Florida, as well as a director and member of the audit committee of Call-Net Enterprises, Inc., a Canadian telecommunications company. Mr. Krause’s qualifications to serve as our director include his deep financial expertise, his knowledge of operating a business in a similarly regulated industry, and his substantial experience serving as a director of other private and public companies.

William B. Moore, age 58, has served as our director since May of 2007, as our president since March of 2006 and our chief executive officer since July of 2007. Mr. Moore brings thirty-seven years of business experience to his role as a director and our president and chief executive officer. From March 2006 through June 2007, Mr. Moore served as our president and chief operating officer. From December 2002 to March 2006, he served as our executive vice president and chief operating officer. From October 2000 to December 2002, Mr. Moore served as senior managing director and senior adviser for Saber Partners, LLC, a financial advisory firm. From April 1992 to August 2000, Mr. Moore held various executive officer positions with us, including serving as Executive Vice President and Chief Financial Officer from May 1999 to August 2000. Mr. Moore held various officer positions with Kansas Gas and Electric Company (“KGE”) from 1985 to April 1992, when we acquired KGE and it became our wholly owned subsidiary. Mr. Moore joined KGE in 1978 and held a number of finance positions until 1985. Mr. Moore serves as a director of various non-profit, civic organizations, and was formerly a director of INTRUST Bank, INTRUST Financial Corporation and Protection One, Inc., as well as other non-profit civic organizations. Mr. Moore’s qualifications to serve as our director include his extensive experience with all aspects of our business and his deep understanding of the electric utility industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE NOMINEES.

Continuing Directors

Class I—Term Expiring in 2012

Charles Q. Chandler IV, age 57, has served as our director since December of 1999 and chairman of our board of directors since December of 2002. Mr. Chandler has been president and chief executive officer of INTRUST Bank, N.A. since 1996 and president of INTRUST Financial Corporation since 1990. Mr. Chandler is also chairman of the board of INTRUST Bank, N.A. and a director of INTRUST Financial Corporation. Both companies are large regional financial institutions located in Wichita, Kansas. Prior to this time period, Mr. Chandler spent thirteen years in other officer positions within those institutions. Mr. Chandler is also a director of Fidelity State Bank and Trust Company in Topeka, Kansas, Wesley Medical Center in Wichita, Kansas, as well as several non-profit organizations. Mr. Chandler also served previously as a director of the First National Bank of Pratt, Kansas and New Horizons Foundation. Mr. Chandler’s qualifications to serve as our chairman of the board include his extensive leadership experience as a chief executive officer, his financial expertise, and his knowledge of the business community in Wichita, Kansas, the largest city we serve.

R. A. Edwards III, age 65, has served as our director since October of 2001. Mr. Edwards has thirty-six years of leadership experience with locally-based financial institutions. Mr. Edwards is chairman of the board of

First National Bank of Hutchinson and was its president and chief executive officer from 1981 to 2010. Since 1986, Mr. Edwards has also been a director and vice president of First Kansas Bancshares of Hutchinson, the parent corporation of First National Bank of Hutchinson. Both companies are financial institutions located in Hutchinson, Kansas. Prior to holding these positions, Mr. Edwards spent six years in executive positions with Douglas County Bank, a financial institution located in Lawrence, Kansas, and for which, Mr. Edwards continues to serve as chairman of the board. Mr. Edwards also serves as a director and a member of the governance committee of Data Center, Inc., a bank technology company located in Hutchinson, Kansas, an advisory director and member of the audit committee of Kansas Natural Gas, a private company located in Hays, Kansas, a director of Mitchelhill Seed Company, a private company located in Missouri, and a director or trustee of several non-profit organizations and foundations. Mr. Edwards’ qualifications to serve as our director include his substantial leadership experience as a chief executive officer and his financial expertise.

Sandra A.J. Lawrence, age 53, has served as our director since October of 2004. Ms. Lawrence brings thirty-two years of varied business experience to her position as our director. Since December of 2005, Ms. Lawrence has been executive vice president and chief financial officer of Children’s Mercy Hospital located in Kansas City, Missouri. From December of 2004 until March of 2005, Ms. Lawrence was senior vice president and treasurer, and from March of 2005 until December of 2005, she was senior vice president and chief financial officer, of MRI Global (formerly Midwest Research Institute), an independent, non-profit, contract research organization located in Kansas City, Missouri. Prior to that Ms. Lawrence spent twenty-six years in professional or management positions in the architecture, real estate, financial services, shipping, and medical research industries. Ms. Lawrence is currently a director of the Kansas BioScience Authority, an organization dedicated to the advancement of Kansas’ leadership in bioscience, a director and member of the audit and finance and investment committees of the Hall Family Foundation, a private charitable organization, and as trustee, a member of the finance committee and a member of the search committee of the Nelson-Atkins Museum, located in Kansas City, Missouri. Ms. Lawrence formerly served on The Kansas City Market Board of US Bank, and as a director of Children’s Mercy Hospital, J.E. Dunn Construction Group, Inc., and numerous other private, non-profit and civic organizations. Ms. Lawrence’s qualifications to serve as our director include her substantial financial expertise and her extensive service as a director with public and private organizations.

Class II—Term Expiring in 2013

B. Anthony Isaac, age 58, has served as our director since December of 2003. Mr. Isaac has thirty-four years of business experience, twenty-nine of which have been spent in leadership positions within the hotel industry. Since 2000, Mr. Isaac has been president of LodgeWorks, L.P., a hotel management and development company based in Wichita, Kansas. Prior to this, Mr. Isaac held management positions with Wyndham International, Summerfield Hotel Corporation, Residence Inn Company and the Marriott Corporation. Mr. Isaac is currently a director and member of the finance and compensation committees of Via Christi Health System in Wichita, Kansas. Mr. Isaac was formerly chairman of the board and chairman of the compensation and strategic planning committees of The Via Christi Wichita Regional Health Network, a subsidiary of the Via Christi Health System, and a trustee of Wichita Collegiate School, located in Wichita, Kansas. Mr. Isaac’s qualifications to serve as our director include his extensive leadership experience both as the chief executive officer of a privately-held company and as an executive with other large companies in the hotel industry, and his substantial experience with strategic planning and financial matters.

Michael F. Morrissey, age 68, has served as our director since April of 2003. Mr. Morrissey retired in September of 1999 after serving seventeen years as a partner of Ernst & Young LLP, an auditing and financial services firm. Prior to that, Mr. Morrissey worked for twelve years for a major accounting firm. Mr. Morrissey has been a Certified Public Accounting since 1972. Mr. Morrissey is a director, chairman of the audit committee and member of the compensation committee of Waddell & Reed Financial, Inc., a financial services company located in Overland Park, Kansas. Mr. Morrissey is also presiding director and chairman of the audit committee of the general partner of Ferrellgas Partners, LP, a propane gas marketing and distribution business located in Overland Park, Kansas. Mr. Morrissey is a director, chairman of the audit committee and member of the investment and executive committees of Blue Cross Blue Shield of Kansas City, an insurance company.

Mr. Morrissey is a director and chairman of the audit committee of J.E. Dunn Construction Group, Inc., a private construction business located in Kansas City, Missouri. In addition, Mr. Morrissey is a director of MRI Global (formerly Midwest Research Institute), an independent, non-profit, contract research organization located in Kansas City, Missouri, Balance Innovations, Inc., an office management technology company located in Lenexa, Kansas, and a special advisor to the audit committee of the Dairy Farmers of America, a farmer-owned milk marketing cooperative located in Kansas City, Missouri. Mr. Morrissey also serves as a director or trustee for numerous non-profit, civic, and charitable organizations. Mr. Morrissey’s qualifications to serve as our director include his substantial experience as the chairman of the audit committees of public companies, his many years of experience as an audit partner of major accounting firms, and his extensive experience as a director of other large private and public companies.

S. Carl Soderstrom, Jr., age 57, has served as our director since July of 2010. Mr. Soderstrom previously served as senior vice president and chief financial officer for ArvinMeritor, an automotive and commercial vehicle components manufacturer based in Troy, Michigan. Mr. Soderstrom brings twenty-five years of experience in operations, finance, engineering and product development in the automotive and manufacturing industries to our board of directors. Mr. Soderstrom’s experience includes executive and management positions at Rockwell Automotive, General Electric Company, and Emerson Electric. Mr. Soderstrom is a director, chairman of the audit committee and member of the nominating and corporate governance and strategy and growth committees of FreightCar America, Inc., a railcar manufacturing company located in Chicago, Illinois. Mr. Soderstrom is also a director, chairman of the corporate governance committee and member of the audit review committee of Lydall, Inc., a technology and manufacturing company headquartered in Manchester, Connecticut. Mr. Soderstom’s qualifications to serve as our director include his substantial financial expertise, his operations and engineering knowledge from his experience at other large public companies, and his substantial experience serving as a director of other public companies.

Board of Directors’ Responsibilities

The board of directors’ primary responsibility is to seek to maximize long-term shareholder value. The board of directors selects our senior management, monitors management’s and the Company’s performance and provides advice and counsel to management. Among other things, at least annually, the board of directors reviews our business strategy and approves our budget. In fulfilling the board of directors’ responsibilities, directors have full access to our management, internal and external auditors and outside advisers.

Corporate Governance Matters

General.    The board of directors and management are committed to maintaining strong corporate governance practices that allocate rights and responsibilities among the board of directors, management and our shareholders in a manner that benefits the long-term interests of our shareholders. Accordingly, our corporate governance practices are designed not just to satisfy regulatory and stock exchange requirements, but also to provide for effective oversight and management of the Company.

The Nominating and Corporate Governance Committee engages in a regular process of reviewing our corporate governance practices, including comparing our practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. The Nominating and Corporate Governance Committee also regularly reviews our corporate governance practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules of the Securities and Exchange Commission (“SEC”) and the rules and listing standards of the New York Stock Exchange (“NYSE”).

Corporate Governance Guidelines and Independence.    The board of directors has adopted Corporate Governance Guidelines, which provide a framework for our corporate governance initiatives and cover topics including, but not limited to, board and committee composition, director compensation, and director qualifications. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the board of directors any changes to the Corporate Governance Guidelines. Our Corporate Governance Guidelines are available from our Corporate Secretary and on our Internet website at www.westarenergy.com.

Our Corporate Governance Guidelines require that a majority of the board of directors must meet the independence standards established by the NYSE. The board of directors has determined that each member of the board of directors, except Mr. Moore, is independent.

In making that determination, the board of directors applied the independence standards established by the NYSE and, if applicable, the following categorical standards. These categorical standards are included in our Corporate Governance Guidelines and are based on the independence standards established by the NYSE. In addition, the board of directors considered any other relevant facts and circumstances.

Any director who meets the following criteria is presumed to be independent (except for the purpose of serving as a member of the Audit Committee or the Nominating and Corporate Governance Committee) absent an affirmative determination to the contrary by the Nominating and Corporate Governance Committee:

1.	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were less than the greater of 2% of such other entity’s gross consolidated revenues for such fiscal year and $1 million.

2.	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year in an amount less than the greater of 2% of such other entity’s total consolidated assets at the end of such fiscal year and $1 million.

3.	A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were less than the greater of 2% of the law firm’s gross revenues for such fiscal year and $1 million.

4.	A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was less than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year and $1 million.

Certain Relationships with Directors.    The term of our former director, John C. Nettels, Jr., expired on May 20, 2010, the day of our last annual meeting of shareholders. During 2010, we obtained legal services from the law firm of Stinson Morrison Hecker LLP, where Mr. Nettels is a partner. The board of directors determined that these services were provided to us on terms typical for firms not affiliated with any directors and that the total billings for such services were not material either to us or to Stinson Morrison Hecker LLP and did not exceed the limits set forth in the categorical standards for independence adopted by the board of directors. Considering these factors and based on our independence standards and those of the NYSE, the board of directors determined that Mr. Nettels was independent.

Board Leadership.    As set forth in our Corporate Governance Guidelines, the board of directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the chairman of the board and chief executive officer in any way that is in the best interests of the Company. These roles are currently separate as has been the case since 2003. The board of directors believes that separation provides, at present, the best balance of these important responsibilities with the chairman of the board directing board operations and leading the board in its oversight of management, and the chief executive officer focusing on developing and implementing the strategy approved by the board and managing the Company’s day-to-day business.

Board’s Role in Risk Oversight.    Our board of directors recognizes that it has ultimate responsibility for oversight of the Company’s enterprise risk management practices. This responsibility has not been delegated to one of our standing board committees. Rather, each board committee helps oversee risk in areas over which it has responsibility. Management is responsible for developing and implementing appropriate risk management practices on a day-to-day basis. The full board of directors receives an annual report from management early in the calendar year of key risks identified for the calendar year. Management provides in-depth reports on risks the board of directors indicates it wishes to receive additional information about, as well as other periodic updates on various risks for the Company and the electric utility industry.

Policies and Procedures for Approval of Related Person Transactions.    In February 2007, our board of directors formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which the Company is a participant, any related person has a direct or indirect material interest and the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K. The Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying any related person transaction. The Nominating and Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. There were no related person transactions in 2010. The policy is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com.

Communications with Directors.    You may contact our board of directors, a committee of our board of directors, or an individual director by writing to them at Westar Energy, Inc., 818 S. Kansas Avenue, Topeka, Kansas 66612, Attention: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the board of directors, the chairman of the appropriate committee of the board of directors or an individual director, as applicable. Communications that are unrelated to the duties and responsibilities of the board of directors will not be distributed to the directors, but will be available to any director upon request. The Corporate Secretary will take additional action or respond to letters in accordance with instructions from the relevant director.

Majority Voting Policy.    In October 2006, our board of directors adopted a majority voting policy, included in our Corporate Governance Guidelines, requiring director nominees to receive a majority of the votes cast (that is, the nominees receive more “for” votes than “withhold” votes) with respect to such director in an uncontested election. If an incumbent director in an uncontested election does not receive a majority of the votes cast, he or she must tender a resignation promptly following certification of the stockholder vote. Our Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the board of directors. The board of directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days following certification of the stockholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the board of directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

Any director who tenders his or her resignation pursuant to this policy will not participate in the consideration of it by either the Nominating and Corporate Governance Committee or the board of directors. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. Pursuant to the policy, the board of directors will nominate for directors only individuals who agree to comply with the policy.

Code of Ethics.    We have adopted a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. Our code of ethics is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com. We intend to post on our Internet website any amendments to, or waivers from, our code of ethics that apply to our chief executive officer, chief financial officer or controller within five business days of the date of the amendment or waiver.

Board Meetings and Committees of the Board of Directors

Board Meetings.    Our board of directors held five regularly scheduled meetings and an annual planning retreat during 2010. Each director attended a minimum of 95% of the total number of board and committee meetings held while he or she served as a director or member of a standing committee in 2010. All of the directors who served on the board at the time of the 2010 Annual Meeting of Shareholders attended the meeting. All directors are expected to attend the 2011 Annual Meeting of Shareholders.

Executive Sessions.    Executive sessions, or meetings of our non-employee directors without management present, are held periodically at regularly scheduled meetings of the board of directors. Each of these sessions is presided over by Mr. Chandler and may be scheduled by any non-management director. Our standing committees also meet periodically in executive sessions presided over by the chairman of the committee.

We have four standing committees of the board of directors: the Audit Committee, the Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter for each committee is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com. The chairman of each committee is recommended by the Nominating and Corporate Governance Committee and approved by the board of directors.

BOARD OF DIRECTORS COMMITTEE ASSIGNMENTS

	Audit Committee		Compensation Committee		Finance Committee		Nominating and Corporate Governance Committee
Number of Meetings Held in 2010	8		5		5		7
Mollie H. Carter			X	*	X
Charles Q. Chandler IV
R.A. Edwards III	X						X
Jerry B. Farley	X						X
B. Anthony Isaac			X		X
Arthur B. Krause	X				X	*
Sandra A.J. Lawrence			X				X	*
William B. Moore
Michael F. Morrissey	X	*	X
John C. Nettels, Jr. (1)					X
S. Carl Soderstrom, Jr.					X		X

*	Chairperson
(1)	Mr. Nettles’ term as a director expired on May 20, 2010.

Audit Committee.    The committee oversees the integrity of our financial statements and the performance of our internal audit and compliance function, reviews our policies and practices with respect to risk assessment and risk management, including discussing with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures, and serves as our “qualified legal compliance committee” and in that role reviews any report made directly, or otherwise made known, to the committee by an attorney representing our company or our subsidiaries of a material violation of federal or state law. The committee has the sole responsibility for the retention, compensation and oversight of the firm of independent registered public accountants that audits our financial statements and for approving non-audit services performed by our independent registered public accountants. The committee reviews with the independent registered public accountants the scope and results of their audits, as well as our accounting procedures, internal controls and accounting and financial reporting policies and practices, and makes reports and recommendations to the board of directors as it deems appropriate. The committee also determines whether management has established a system to promote the accuracy and completeness of our financial statements and other publicly disclosed information. No member of the committee serves on the audit committee of more than three public companies. The authority and responsibilities of the committee are more fully set forth in the Audit Committee Charter.

The chairman of the committee is Mr. Morrissey. The other members of the committee are Mr. Edwards, Mr. Farley and Mr. Krause. The board of directors has determined that each of the members of the committee meets the experience and independence requirements of the rules of the NYSE. The board of directors has determined that at least one member of the committee possesses the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 and has designated Mr. Morrissey as that expert.

Compensation Committee.    The committee determines compensation for our executive officers, including our named executive officers. The committee’s charter directs the committee to:

•

review and approve for our chief executive officer, and all executive officers with policy making responsibilities, his or her annual base salary, annual incentive compensation, long-term incentive compensation, employment, severance and change-in-control agreements, if any, and any other compensation, ongoing perquisites or special benefit items;

•

consider, in determining compensation for each of these officers, corporate and individual goals and objectives relevant to executive compensation, and each officer’s performance in light of these goals and objectives;

•	review, in consultation with our chief executive officer, compensation and benefit policies generally and approve any equity based plans;

•	seek ratification by the board of directors of the committee’s decisions about compensation for these executive officers and the committee’s recommendations with respect to equity based plans;

•	evaluate executive officer performance; and

•	review, in consultation with our chief executive officer, our management succession plans.

The charter vests the committee with sole authority to retain and terminate compensation consultants to assist the committee in evaluating and determining executive compensation and fulfilling its other responsibilities. This includes authority to approve all such consultants’ fees and other retention terms. The charter permits the committee to delegate to one or more of our officers, the authority to make grants of restricted share units to officers without policy making responsibilities. The charter also permits the committee to delegate its authority generally to subcommittees or to the chairman when the committee deems appropriate and in the best interests of the Company.

The Committee’s charter requires ratification of the Committee’s decisions about compensation for the named executive officers by the full board of directors. To obtain ratification, Ms. Carter reports on the Committee’s decisions, as well as other matters the Committee is addressing, at meetings of the board of directors. She generally reports when the board meets in executive session with only the non-employee directors present. Mr. Chandler excuses Mr. Moore when the board is discussing his compensation and at other times that Mr. Chandler considers appropriate so that board members are able to openly discuss officer compensation. A representative of our outside legal counsel for corporate governance matters attends some of these executive sessions. In connection with Ms. Carter’s reports, the board of directors generally receives, or is provided access to, the same market information for compensation of executive officers that is received by the Committee.

Ms. Carter is the chairman of the committee. The other members of the committee are Mr. Isaac, Ms. Lawrence and Mr. Morrissey. Because of their diverse skills and experiences, we believe the committee members are well-qualified to serve on the committee. Ms. Carter previously served on the compensation and succession committee of Archer-Daniels-Midland Company. Ms. Carter, Mr. Isaac and Ms. Lawrence have extensive experience with executive compensation matters as a result of their past and current employment as senior executives of substantial businesses. Mr. Morrissey serves on the compensation committee of Waddell & Reed Financial, Inc. and has extensive experience with accounting and tax issues related to executive compensation as a result of his prior work as a partner of Ernst & Young LLP. More detailed information regarding the committee’s processes and procedures is provided under “Compensation Discussion and Analysis” below.

Finance Committee.    The committee assists us in effectively managing our financial affairs, including the establishment of appropriate capital and operating budgets, financial forecasts and dividend policies. The committee also assists in evaluating financial and other business transactions. The authority and responsibilities of the committee are more fully set forth in the Finance Committee Charter.

The chairman of the committee is Mr. Krause. The other members of the committee are Ms. Carter, Mr. Isaac and Mr. Soderstrom. Mr. Nettels was a member of the committee until the end of his term on May 20, 2010.

Nominating and Corporate Governance Committee.    The committee identifies, reviews and recommends nominees for election to our board of directors, recommends directors for appointment to committees, recommends procedures through which director independence may be determined, oversees the evaluation of director performance and compensation, develops and recommends corporate governance guidelines to the board of directors and oversees compliance with our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. The authority and responsibilities of the committee are more fully set forth in the Nominating and Corporate Governance Committee Charter.

The committee considers many attributes in evaluating prospective candidates or current directors for nomination or re-nomination to the board of directors including, among others, experience as a chief executive officer, utility or regulated industries experience, financial or accounting skills or oversight experience, legislative or regulatory experience, other public company experience, and involvement in community affairs. The committee periodically assesses the current composition of the board of directors and whether the background, knowledge, experience and diversity of the current members are sufficient to effectively oversee our affairs. To assist in this assessment, the Committee maintains an inventory of the competencies and qualifications of each director. In light of this assessment the committee considers the personal characteristics and background of prospective candidates or current directors, including, among other factors, their character, reputation for personal integrity and adherence to the highest ethical standards, business acumen and judgment and senior leadership experience with a record of increasing levels of responsibility in business or industry. The prior performance of current directors is considered when evaluating them for re-election.

Although the committee does not have a formal policy with respect to director diversity, the committee recognizes that a board with a diverse set of skills, experiences, specialized knowledge and perspectives will enhance the quality of the board’s deliberations and decisions and best serve the interests of our shareholders, customers, employees and other constituencies. In evaluating the board’s diversity, the committee may consider the board’s diversity in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

The committee may employ an executive search firm from time to time to assist in the identification and recruitment of new directors.

The committee will consider a candidate for director suggested by a shareholder by applying the criteria described above and the independence standards attached as Annex A to our Corporate Governance Guidelines. If nominated, we will identify the candidate and the shareholder (or group of shareholders) recommending the candidate in our next proxy statement. If a shareholder wishes the committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as specified in the “Submitting Director Recommendations to the Nominating and Corporate Governance Committee” section of this proxy statement.

The chairman of the committee is Ms. Lawrence. The other members of the committee are Mr. Edwards, Mr. Farley and Mr. Soderstrom. The board of directors has determined that each member of the committee is independent, based on our independence standards and those of the NYSE applicable to determining independence for members of an audit committee.

Non-Employee Director Stock Ownership

Our non-employee directors are encouraged to own a minimum number of shares of our common stock equal to eight times the $25,000 annual cash retainer earned by non-employee directors (a total of $200,000), divided by the closing price of our common stock on the last trading day of the prior year. For 2010, the minimum number of shares was 9,208 shares, based on the same multiple of the $25,000 annual cash retainer ($200,000), divided by the closing price of our common stock on December 31, 2009 ($21.72). For 2011, the minimum number of shares is 7,949 shares, based on the same multiple of the $25,000 annual cash retainer ($200,000), divided by the closing price of our common stock on December 31, 2010 ($25.16) The minimum number of shares for the chairman of the board is the same as the number of shares for the other non-employee directors irrespective of the larger stock award made to the chairman of the board. Non-employee directors may accumulate the number of shares necessary to meet the minimum stock ownership level during the first five years after becoming a director. All non-employee directors own the minimum number of shares.

We also expect all directors to comply with all federal, state and local laws regarding trading in our securities and disclosing material, non-public information. We have procedures in place to assist directors in complying with these laws.

Board of Directors’ Self-Evaluation

The board of directors conducts a self-evaluation of its performance annually. The evaluation includes a review of the board’s composition, responsibilities, structure, processes and effectiveness. Each committee of the board of directors conducts a similar self-evaluation with respect to such committee.

Director Orientation and Education

Each individual, upon joining the board of directors, is provided with an orientation regarding the role and responsibilities of the board of directors and our operations. As part of this orientation, new directors have opportunities to meet with members of our senior management.

We and the board of directors are also committed to the ongoing education of our directors. From time to time, our officers and the heads of our business groups make presentations to the board of directors regarding their respective areas. Moreover, our directors are encouraged to attend annually at least one director education program. We reimburse the directors for fees associated with attending educational programs.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors (the “Committee”) is composed entirely of directors who are independent under the NYSE listing standards. In addition, each member has the accounting or related financial management experience required under the NYSE listing standards. Our board of directors has determined that at least one member of the Committee possesses the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 and has designated Mr. Morrissey as that expert. The Committee operates under a written charter adopted by the board of directors that was last amended by the Committee and approved by the board of directors on December 16, 2009. A copy of the Committee’s charter is available from the Company’s Corporate Secretary and made available on the Company’s Internet website at www.westarenergy.com. As required by the charter, the Committee reviews and reassesses the charter annually and recommends any changes to the board of directors for approval.

During 2010, at each of its regularly scheduled meetings, the Committee met in separate private sessions with the senior members of the Company’s financial management team, the Company’s chief audit executive and the Company’s independent registered public accounting firm. An executive session with only the members of the Committee in attendance was also held at each of these meetings. The Committee’s agenda is established by the Committee’s chairman and the Company’s chief audit executive.

Under the Committee’s charter, the Committee has the responsibility to, among other tasks, monitor and provide oversight of management’s preparation of the Company’s financial statements and management’s performance in establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The Committee also has the responsibility to review the qualifications, independence and performance of the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. This opinion is based on an audit conducted by the independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board. During 2010, the Company’s independent registered public accounting firm was Deloitte & Touche LLP.

In performing its functions, the Committee acts only in an oversight capacity and relies necessarily on the work and assurances provided to it by management and on opinions made to it by the Company’s independent registered public accounting firm in its report. Accordingly, the oversight provided by the Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls related to the financial reporting process, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or that the audit of the Company’s financial statements and effectiveness of the Company’s internal control over financial reporting by the independent registered public accounting firm has been carried out in accordance with the standards of the Public Company Accounting Oversight Board.

In fulfilling its responsibilities for the year ended December 31, 2010, the Committee has met with the Company’s management, the Company’s chief audit executive and the Company’s independent registered public accounting firm to review the audited financial statements that are included in the Annual Report on Form 10-K for the year ended December 31, 2010, including a discussion of the reasonableness of significant accounting judgments and estimates, the overall quality and adequacy of the Company’s internal controls over financial reporting, and the organizational structure and responsibilities of the Company’s internal audit function.

The Committee and members of the Company’s management discussed with the independent registered public accounting firm matters required to be discussed by the auditor with the Committee and others charged with governance responsibilities under Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), and other regulations. The Committee received and discussed with the independent registered public accounting firm its annual written report on the auditor’s independence from the

Company and its management, which is required by applicable requirements of the Public Company Accounting Oversight Board, regarding the firm’s communications with the Committee concerning independence. The Committee considered whether the non-audit services provided by the independent registered public accounting firm to the Company during 2010 were compatible with the auditor’s independence.

The Committee has appointed Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm and to examine the Company’s financial statements, and those of its subsidiaries, for the year ended December 31, 2011 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011. The Committee’s selection of Deloitte & Touche LLP took into account the Committee’s review of Deloitte & Touche LLP’s qualifications as the independent registered public accounting firm for the Company. In addition, the review included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services. In the Committee’s business judgment, the nature and extent of non-audit services performed by Deloitte & Touche LLP during 2010 did not impair the firm’s independence.

In reliance on the reviews and discussions detailed in this report and the report of the independent registered public accounting firm, the Committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and that such report be filed with the Securities and Exchange Commission.

The Audit Committee

Michael F. Morrissey, Chairman

R.A. Edwards III

Jerry B. Farley

Arthur B. Krause

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Certain Beneficial Owners of Common Stock

The following table sets forth certain information regarding beneficial ownership of our common stock on February 15, 2011, by each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	BlackRock, Inc. (2) 40 East 52nd Street, New York, NY 10022	6,075,489	6.28%

(1)	Based on the number of shares of our common stock outstanding on February 15, 2011.

(2)	As reported in a Schedule 13G filed with the SEC on February 2, 2011 by BlackRock, Inc., BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Investment Management, LLC, and BlackRock International Ltd.

Security Ownership of Management

The following information relating to the ownership of shares of our common stock is furnished with respect to each of our current directors and named executive officers individually, and with respect to our current directors and executive officers as a group, as of February 15, 2011.

	Shares Beneficially Owned (1)		Percent of Class	Restricted Share Units (2)		Total
Outside Directors
Mollie H. Carter	38,028		*	0		38,028
Charles Q. Chandler IV	48,900		*	0		48,900
R.A. Edwards III	64,444	(3)	*	0		64,444
Jerry B. Farley	16,909		*	0		16,909
B. Anthony Isaac	24,107		*	0		24,107
Arthur B. Krause	21,229	(4)	*	0		21,229
Sandra A.J. Lawrence	21,526		*	0		21,526
Michael F. Morrissey	17,921		*	0		17,921
S. Carl Soderstrom, Jr.	2,937		*	0		2,937

Management
William B. Moore	298,715	(5)	*	82,000		380,715
Douglas R. Sterbenz	120,846		*	36,250		157,096
Mark A. Ruelle	81,843	(6)	*	36,250		118,093
Larry D. Irick	52,136		*	18,750		70,886
James J. Ludwig	39,619	(7)	*	18,750		58,369
All directors and executive officers as a group (17 individuals)	926,630	(8)	*	212,568	(9)	1,139,198	(8)(9)

*	Represents less than 1% of our outstanding common stock.

(1)	Includes beneficially owned shares held in the Westar Energy, Inc. Employees’ 401(k) Savings Plan and shares deferred under our Long Term Incentive and Share Award Plan, a stock for compensation program that was discontinued in 2001 and the Non-Employee Director Deferred Compensation Plan. No director or named executive officer owns any of our equity securities other than our common stock.

(2)	While not required to be reported by applicable SEC rules, we include unvested time-based restricted share units and the portion of transition awards of performance-based restricted share units that will vest when performance is up to the 25th percentile because we believe this demonstrates how the interests of our executive officers and shareholders are aligned.

(3)	Includes 2,733 shares of our common stock that are held by Mr. Edwards’ spouse. These shares are not subject to Mr. Edwards’ voting or investment power.

(4)	Includes 4,000 shares of our common stock that are held in a trust of which Mr. Krause and his spouse are the trustees and Mrs. Krause is the beneficiary.

(5)	Includes 151,026 shares held in a trust of which Mr. Moore and his spouse are co-trustees and beneficiaries and 1,315 shares in a trust of which Mr. Moore is a co-trustee.

(6)	Includes 29,041 shares held in a trust in the name of Mr. Ruelle’s spouse, of which Mr. Ruelle and his children are beneficiaries.

(7)	Includes 40 shares held by Mr. Ludwig’s son. These shares are not subject to Mr. Ludwig’s voting or investment power.

(8)	Includes 77,470 shares of our common stock held by three other executive officers and shares referred to in items (3) through (7) above.

(9)	Includes 20,568 unvested time-based restricted share units and the portion of transition awards of performance-based restricted share units that will vest when performance is up to the 25th percentile.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides a discussion and analysis of our philosophy and objectives for compensation of our named executive officers, the process we utilize when annually reviewing executive compensation, and the elements of our executive compensation program. This discussion is generally applicable to all of our officers. Compensation data for each of our named executive officers appear in the Summary Compensation Table and the other tables appearing immediately after this section.

Executive Summary

Philosophy.    Our executive compensation philosophy is to provide a simple and straightforward executive compensation program providing a total compensation opportunity for our officers as a group approximating the market median, to reward company and individual officer performance, and to strongly align the interests of our officers with those of our shareholders.

Our executive compensation program consists of the following primary elements:

•	base salary;

•	long-term incentive compensation in the form of time-based and performance-based restricted share units with three-year vesting and performance measurement periods; and

•	retirement and other benefits made available through our company-wide benefit plans supplemented by a retirement benefit restoration plan.

Features.    Our Compensation Committee (the “Committee”), which administers our executive compensation program, believes the following features of the 2010 program are especially important in supporting the program’s philosophy and objectives:

•

market median compensation is primarily based on revenue-adjusted compensation data from an energy services industry survey conducted by Towers Watson, and the survey data is also compared to compensation data for a peer group used to determine relative total shareholder return to enable the Committee to evaluate the reasonableness of the survey data;

•	individual officer compensation is set above or below the market median based on individual officer considerations such as performance and experience;

•

the 2010 program relies on base salary and long-term incentive compensation and does not provide an annual short-term incentive, which significantly increases the long-term incentive portion of an officer’s total compensation;

•	50% of long-term incentive compensation is performance-based restricted share units with performance tied to our relative total shareholder return measured over a specified period;

•

performance-based restricted share units pay out above or below the target level depending whether our total shareholder return is above or below the total shareholder return of a peer group measured over the applicable performance period;

•	substantial stock ownership requirements require each officer to own an amount of our common stock having a value equal to a multiple of one to five times the officer’s base salary;

•	officers do not receive any perquisites;

•	officers do not have employment agreements;

•

the change in control agreements with our officers have only “double-trigger” provisions (that is, benefits are paid only if the officer’s employment terminates following the change in control) and payments under these agreements are capped to avoid excise taxes; and

•	the Committee retains an independent compensation consultant reporting directly to the Committee.

2010 Total Shareholder Return Performance.    In 2010, we delivered strong financial results and our total shareholder return was significantly above the median total shareholder return of our peer group. As a result, performance-based restricted share units received as a transition award in 2010 with performance tied to 2010 total shareholder return paid out at 120.5% of the target level, as shown in the table below. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our 2010 Annual Report on Form 10-K for a more detailed description of our 2010 financial results.

	Total Shareholder Return Relative to Peer Group	Payout of Performance-Based Restricted Share Units
2010 Target	50th percentile	100% of target
2010 Actual	70.5th percentile	120.5% of target

Compensation Actions Taken During 2010.    The Committee took the following key actions during 2010 with regard to our executive compensation program:

•	Approved modest increases in base salaries for our named executive officers and other officers;

•

Approved annual long-term incentive compensation consisting of 50% time-based and 50% performance-based restricted share units with three-year vesting and performance measurement periods, and with performance measured by our total shareholder return relative to a peer group;

•

Approved transition awards of time-based and performance-based restricted share units with one- and two-year vesting and performance measurement periods reflecting the transition in 2010 from a prior executive compensation program with a long-term incentive based only on time-based awards of restricted share units that vested in annual installments over three years; and

•

Implemented a retirement benefit restoration plan to replace benefits lost under our pension plan because of limitations imposed by the Internal Revenue Code on annual compensation that can be used in calculating pension benefits.

Executive Compensation Objectives

In furtherance of our philosophy described above, the principal objectives of our executive compensation program are to:

•	provide a total compensation package that is competitive among our peers and will attract and retain a talented officer team;

•	recognize strong performers;

•	create long-term shareholder value;

•	encourage our executives’ commitment to the interests of our shareholders;

•	encourage a stable management team; and,

•	motivate our executives with appropriate incentives.

Overall, our executive compensation program is intended to provide a total compensation opportunity for our officers as a group that approximates the market median compensation opportunity at peer utilities, while also providing the Committee the flexibility to recognize relative individual performance. Because of its focus on stock-based compensation and the creation of long-term shareholder value, the Committee believes this compensation program is especially suited to our mission and business as a regulated electric utility where a long-term perspective motivates most of our decisions and plans.

Executive Compensation Process

Compensation Program Review.    To ensure that our compensation policies and practices are consistent with our compensation philosophies and objectives, from time to time throughout the year the Committee assesses and analyzes our executive compensation program, including each named executive officer’s compensation. As part of this process, the Committee obtains market information about compensation at other utilities and obtains independent analysis and recommendations on competitive market practices from Meridian Compensation Partners, L.L.C. (“Meridian”), an independent compensation consultant engaged by the Committee.

As a starting point for officer compensation decisions, an aggregate compensation pool for the named executive officers and all of our other officers is determined based on the median level of target annual total compensation in the market data for the positions held by our officers. (See below under “Benchmarking” for a more detailed discussion regarding the market data used and related methodology.) The aggregate pool of restricted share units for the long-term incentive is calculated based on the aggregate difference between total compensation and base salary for all officer positions. The Committee provides guidance to management about the size of the aggregate pool for officer base salaries and the amount of annual increases in this pool after the Committee’s review of the market data.

The aggregate compensation pool is allocated among the officers other than our chief executive officer based primarily on the recommendations of our chief executive officer, but subject to review and approval by the Committee of compensation for the named executive officers. For the chief executive officer’s compensation, the Committee develops a range of compensation for the full board of directors to consider in light of the full board’s evaluation of the chief executive officer’s performance. Differences among officers in base salary and target annual total compensation reflect differences in median compensation levels for similar positions at comparably sized utilities, each officer’s experience, and the Committee’s or the chief executive officer’s subjective evaluation of an officer’s relative contribution, performance and position in our succession plans. Base salary and target annual total compensation may also take into account situations where an officer has taken on a cross-training assignment.

Without adopting a formal written policy regarding the relationship of compensation among our officers or other employees, in setting base salary and target annual total compensation, the Committee may take into account the appropriateness of the compensation of an individual officer relative to the compensation of our other officers. The Committee is aware that officers may sometimes have substantial duties beyond those duties typically associated with their benchmark position, and while it is not currently the Committee’s practice to adjust compensation for these additional duties, the Committee may in the future decide to make adjustments to compensation that it believes appropriate to compensate officers for these additional duties.

Benchmarking.    To provide competitive total compensation, the Committee considers national market information about base salaries and other compensation from two sources. The Committee believes it is appropriate to look at national market data because the Committee believes we compete for executive talent on a national basis.

In 2010, the Committee relied principally on market information provided by Towers Watson derived from Towers Watson’s 2009 Energy Services Industry Executive Compensation Database. We refer to this database as the “Towers Watson Database.” The Towers Watson Database is an annual compilation prepared by Towers Watson of compensation for executive officer positions at a broad group of energy and utility companies nationwide. The companies included in the Towers Watson Database are listed on Appendix A to this proxy statement. After discussing each position with management, including the duties and responsibilities associated with each position, Towers Watson obtained data from its database for positions that in its judgment most closely corresponded to the positions held by our officers. Towers Watson then aggregated the data for the identified positions and adjusted it using recognized statistical methods to recognize the different total revenues of the companies in its database as compared to our revenues. The reports provided to the Committee showed market information for base salary and target annual total compensation for each position at the market median.

As an additional point of reference, the Committee also reviewed data derived by Meridian from the proxy statements for companies in the peer group established by the Committee in 2009 for purposes of measuring relative total shareholder return for performance-based restricted share units. There was no change in the peer group in 2010. The proxy data was used to compare the compensation levels of our named executive officers against the compensation of corresponding named executive officers of companies in the peer group. This comparison allowed the Committee to evaluate the reasonableness of the survey data and of our compensation program. The companies included in this peer group are listed below.

Company	2009 Revenues ($ billions)	Company	2009 Revenues ($ billions)
Alliant Energy Corp.	3.4	NSTAR	3.1
Ameren Corporation	7.1	NV Energy, Inc.	3.6
Avista Corp.	1.5	Pinnacle West Capital Corp.	3.3
Black Hills Corporation	1.3	PNM Resources, Inc.	1.6
Cleco Corporation	0.9	Portland General Electric Company	1.8
DPL, Inc.	1.6	TECO Energy, Inc.	3.3
Great Plains Energy, Inc.	2.0	Unisource Energy Corp.	1.4
IDACORP, Inc.	1.0	Wisconsin Energy Corp.	4.1
Northwestern Corp.	1.1
		Peer group median	1.7
		Westar Energy, Inc.	1.9

Executive Officer Compensation Program Structure

Components.    Our 2010 officer compensation program contained three principal elements.

Program Element	Element Objectives	Element Features

Base Salary	• Provide competitive level of fixed cash compensation for day-to-day responsibilities • Recognize strong performers	• Targeted at market median • Adjustments based on subjective evaluation of performance and responsibilities, as well as internal equity • No short-term incentive

Restricted Share Units	• Create long-term shareholder value • Align compensation with shareholder interests • Promote management team stability • Provide appropriate incentives	• 50-50 allocation of time-based and performance-based restricted share units • Performance-based units pay out based on relative total shareholder return compared to peer group

Pension and Other Benefits	• Provide competitive total compensation package	• 401(k) plan matching • Group life insurance • Pension plan • Retirement Benefit Restoration Plan

Consistent with our compensation philosophy and objectives, a significant portion of our officers’ annual total compensation is at risk. Approximately 68% of our chief executive officer’s (Mr. Moore’s) 2010 target annual total compensation was in the form of long-term incentives (time-based and performance-based restricted share units) and tied to the performance of our stock or to our total shareholder return. In the aggregate, approximately 57% of our other named executive officers’ 2010 target annual total compensation was in the form of these long-term incentives. The following charts indicate the allocation of 2010 target annual total compensation between base salary and restricted share units for Mr. Moore and our other named executive officers.

Base Salary.    Base salary provides our officers competitive fixed cash compensation for performing their day-to-day responsibilities. While the aggregate amount of the base salaries for all of the officers (named executive officers and all other officers) is targeted at the market median, base salaries for individual officers are set above or below the market median for the reasons discussed above.

The Committee reviews base salaries annually. In February 2010, the Committee considered an adjustment to the compensation of Mr. Moore. Mr. Moore made no recommendation regarding his own compensation. The Towers Watson market information provided to the Committee showed that Mr. Moore’s base salary approved in 2009 was approximately 11% below the market median base salary. The Committee decided to increase Mr. Moore’s base salary from $630,000 to $660,000. The market information that Towers Watson provided to the Committee showed that after this adjustment, Mr. Moore’s new base salary would be approximately 6% below the market median base salary.

In February 2010, the Committee also approved an aggregate increase in base salaries of less than 5% for our other named executive officers. The approved increase, which was proposed by Mr. Moore, was less than the amount required to raise the aggregate amount of the base salaries for these officers to the market median. The aggregate increase in base salaries for all officers other than Mr. Moore was approximately 3.5%.

These base salary increases reflected the objective of providing a competitive executive compensation program balanced against the Committee’s concern about uncertain economic conditions in 2010 and their impact on the Company. Taking into account these adjustments, the following table shows prior base salaries and the new base salaries for the named executive officers as approved by the Committee in February 2010.

Name	Prior Base Salary ($)	2010 Base Salary ($)
William B. Moore	630,000	660,000
Douglas R. Sterbenz	435,000	455,000
Mark A. Ruelle	420,000	435,000
Larry D. Irick	256,000	265,000
James J. Ludwig	246,000	255,000

Annual Cash Incentive.    Our executive compensation program does not currently include an annual cash incentive component. The Committee intends to revisit this issue from time to time in the future but believes our officers are provided an appropriate incentive through the potential for appreciation in the price of our common stock received when restricted share units vest, and the potential for above-target payouts of performance-based restricted share units. Because our executive compensation program does not include an annual cash incentive, total cash compensation for our officers is typically significantly less than the relevant market median of total cash compensation.

Long-Term Incentive Compensation.

Overview.    The Committee awards long-term incentive compensation to our officers and other key employees who are in a position to make positive contributions to our long-term performance and shareholder value creation through the formation and execution of our business strategies. For 2010, 50% of the named executive officers’ long-term incentive is in the form of time-based restricted share units and the other 50% is in the form of performance-based restricted share units. Because we do not provide an annual cash incentive, restricted share unit awards make up a larger percentage of the target annual total compensation of our officers than does the long-term incentive compensation component of the target annual total compensation for officers of our peer group.

The Committee believes restricted share units carry-out our executive compensation program objectives because they:

•	focus management’s efforts on performance that will create shareholder value and increase the price of our common stock;

•	align the interests of management directly with those of our shareholders;

•	provide a competitive long-term incentive opportunity; and

•	provide a retention incentive for key employees because they vest over time.

Our time-based awards are designed to provide total compensation above the target market median if our common stock price significantly increases after the award, but below the target market median if our common stock price significantly decreases after the award. The Committee believes this design aligns the interests of officers and shareholders by ensuring that officers will receive compensation higher than the target market median only when our shareholders have benefited from appreciation in our stock price and, conversely, that officers will receive compensation lower than the target market median when our shareholders have experienced a decline in our stock price. The Committee believes this design also provides an incentive to our officers to remain employed with us for the duration of the vesting period, thus providing us with continuity and stability of management.

Performance-based restricted share units reward an officer based on relative total shareholder return, which is a measure of our stock price appreciation and dividend payments relative to a peer group. The Committee settled on total shareholder return as an appropriate performance measure because this measure focuses our officers on creating long-term shareholder value when developing and implementing strategic plans. The Committee believes that the risk and reward inherent in performance-based awards provides an appropriate incentive for officers to manage the Company in the long-term interests of its shareholders without encouraging inappropriate risk taking.

Process for Determining Awards.    The Committee annually reviews base salaries and target annual total compensation of our officers. The dollar amount of long-term incentive compensation is target annual total compensation less base salary. To determine the number of restricted share units making up an award, we use the average closing price of our common stock for the twenty trading days preceding the first day of the performance period, which is usually the first day of the year. We do not time these awards based on announcements of material information or stock price as of any particular date.

Restricted Share Unit Terms.    Each restricted share unit represents the right upon vesting to receive one share of our common stock. Prior to vesting, each time-based restricted share unit gives the holder the right to receive a cash payment equal to each dividend paid on one share of our common stock and paid at the same time as each dividend. This right to receive a cash payment is referred to as a dividend equivalent. The amount of the dividend equivalents changes when we change the dividend paid on our common stock. In the case of performance-based restricted share units, dividend equivalents are paid following vesting to the extent vesting occurs.

Time-based restricted share units vest in three years based solely on the passage of time. Performance-based restricted share units vest in three years, but subject to adjustment upward or downward based on performance, with performance tied to our total shareholder return relative to the total shareholder return for a peer group over a three-year performance period. Total shareholder return is equal to the difference between the value of a share of common stock at the beginning and end of the three-year performance period, plus dividends paid as if reinvested in stock. For this measure, our total shareholder return is compared to total shareholder return of a peer group for the same three-year period. See “Benchmarking” above for a list of the companies included in our peer group. The relative total shareholder return targets, and the corresponding payouts expressed as a percentage of the target number of performance-based restricted share units, are as follows:

Relative TSR Performance	Percentage Payout
90th percentile or above	200%
50th percentile to 90th percentile	100% to 200%
25th percentile to 50th percentile	25% to 100%
Below 25th percentile	0%

Vesting of all awards is subject to the officer’s employment with us continuing uninterrupted through the vesting date, except that a prorated portion of the award will vest on the scheduled vesting date if the officer’s employment terminates as a result of death, disability or retirement. Retirement means termination of an officer’s employment after reaching age 60 and ten years of service.

2010 Awards.    In February 2010 the Committee approved awards of restricted share units to our officers, including the named executive officers.

The Towers Watson market information provided to the Committee showed that Mr. Moore’s target annual total compensation approved in 2009 was approximately 16% below the market median target annual total compensation. The Committee approved target annual total compensation of $2,059,904, approximately 9% below the market median. Of this, the long-term incentive award was in the amount of $1,399,904, and paid in time-based and performance-based restricted share units with the terms discussed above.

The approved target annual total compensation and restricted share units awarded to the named executive officers in 2010 are reflected in the following table:

Name	2010 Target Annual Total Compensation ($)(1)	2010 Time-Based Restricted Share Units	2010 Performance- Based Restricted Share Units (Target)
William B. Moore	2,059,904	32,800	32,800
Douglas R. Sterbenz	1,073,860	14,500	14,500
Mark A. Ruelle	1,053,860	14,500	14,500
Larry D. Irick	585,100	7,500	7,500
James J. Ludwig	575,100	7,500	7,500

(1)	These amounts consist of base salary plus the value of the target annual award of restricted share units. The value of the target annual award of restricted share unit awards is calculated using the average closing price of our common stock for the twenty trading days immediately preceding January 1, 2010 of $21.34 per share.

Amounts in the preceding table differ significantly from those reported in the Summary Compensation Table that appears below. In setting compensation, the Committee focuses on target annual total compensation for each officer. The Summary Compensation Table takes into consideration the reportable value of all awards in the year in which they were granted, and thus also reports the 2010 transition restricted share unit awards discussed below.

2010 Transition Awards.    The Committee implemented the current executive compensation program in 2010 after a comprehensive review begun in 2008 of the prior program. The long-term incentive in the prior program was comprised solely of time-based awards of restricted share units that vested in annual installments over three years. The last of such awards made in prior years vested in 2010. Given this fact, and given that the three-year awards discussed above would not vest until 2013, the Committee recognized that officers were not eligible for vesting of any long-term incentive compensation in 2011 or 2012. Therefore, to initiate the new program, the Committee approved additional transition awards of restricted share units in 2010 with one-year and two-year vesting and performance measurement periods. These restricted share units are 50% time-based and 50% performance-based. The transition awards were designed to provide officers a target long-term incentive opportunity in 2011 and 2012 in the same target amount as the target long-term incentive opportunity reflected in the three-year award. The target number of restricted share units in each of the one and two-year transition awards is equal to the target number of restricted share units in the three-year award. The transition awards incorporate increasing levels of risk over time of an officer not receiving the target award, while also increasing potential payouts exceeding the target award. The Committee considered the transition awards reasonable steps towards the three-year awards intended to be used in future grants.

For the transition restricted share units, the relative total shareholder return targets, and the corresponding payouts expressed as a percentage of the target number of performance-based restricted share units, are as follows:

Relative TSR Performance	Percentage Payout, One-Year Transition Award	Percentage Payout, Two-Year Transition Award
75th percentile or above	125%	150%
50th percentile to 75th percentile	100% to 125%	100% to 150%
25th percentile to 50th percentile	75% to 100%	50% to 100%
Up to 25th percentile	75%	50%

Pension and Other Benefits

Other Benefit Programs and Perquisites.    Our officers have the opportunity to participate in employee benefit programs available to all of our non-union employees, including the employees’ 401(k) savings plan, medical, dental and life insurance programs, a defined benefit pension plan and assistance with moving expenses in some instances. Additionally, as explained below under “Pension and Retirement Plans,” our officers are eligible to participate in a retirement benefit restoration plan adopted in 2010 that replaces benefits lost under our pension plan because of limitations on benefits imposed by the Internal Revenue Code. Officers, including the named executive officers, do not receive any “perquisites” or special benefits such as car allowances, discretionary allowances, personal expense reimbursements, personal use of aircraft or country club memberships.

From time to time, the Committee considers one-time payments or arrangements, including the accelerated vesting of restricted share units, that it considers appropriate. No such payments or arrangements were made in 2010.

Pension and Retirement Plans.    Our officers, including the named executive officers, participate in the same defined benefit pension plan that we make available to all of our employees.

Additionally, in 2010 the Committee and the board of directors adopted a retirement benefit restoration plan that replaces benefits lost under our pension plan because of limitations on benefits imposed by the Internal Revenue Code. The Committee believed adoption of this plan was advisable in order for the retirement benefits provided to our officers, including the named executive officers, under our pension plan to remain competitive. Information from Hewitt and Towers Watson reviewed by the Committee in 2009, in connection with implementation of the plan, demonstrated that our retirement benefits were substantially less favorable than the retirement benefits provided to the executive officers of most other utilities. Hewitt advised the Committee that most other utilities, and all of the companies in our peer group, provide a retirement benefit restoration plan to their executive officers in order to replace benefits lost under qualified pension plans because of limitations on benefits imposed by the Internal Revenue Code. Many utilities also provide a supplemental pension plan for executive officers with additional pension benefits. In addition, the compensation of our executive officers is weighted towards stock, which is not included in the calculation of benefits under our pension plan or the retirement benefit restoration plan.

As a result, the Committee concluded that the Company should provide retirement benefits that are closer to the median retirement benefits in the utility industry, and that without a retirement benefit restoration plan, our retirement benefits would be substantially less competitive than the retirement benefits provided to the executive officers of other utilities. Consequently, in 2010 the Committee and the board of directors approved the adoption of a retirement benefit restoration plan that replaces benefits lost under our pension plan because of limitations on benefits imposed by the Internal Revenue Code. While the retirement benefits are still somewhat less competitive than those generally provided by other utilities, the Committee believes that given our current executive compensation program structure, the absence of these retirement benefits will not impede our ability to attract and retain talented executive officers because our base salary and target annual total compensation are competitive and provide executive officers the ability to accumulate substantial assets over time.

In addition to their benefits under our pension plan, Mr. Moore and Mr. Ruelle accrued vested benefits for periods of employment prior to rejoining us as officers in late 2002 and early 2003 under an executive salary continuation plan. These officers are not accruing additional benefits under this plan in connection with their current employment, and none of the other named executive officers are accruing benefits under this plan. Mr. Moore is receiving monthly payments of his vested benefits under this plan. In addition, Mr. Moore accrued vested benefits under the Kansas Gas and Electric Company Deferred Compensation Plan for a period of employment prior to rejoining us as an officer in late 2002. Please see “Pension Benefits” below for a more detailed discussion of the benefits provided to Mr. Moore and Mr. Ruelle under these plans. The Committee has not taken into account these benefits related to prior periods of employment in setting current compensation for Mr. Moore and Mr. Ruelle, although the Committee did consider these benefits in its evaluation of the adoption of the retirement benefit restoration plan discussed above, and in Mr. Moore’s case, whether to provide a change in control agreement.

Change in Control Agreements.    Our general philosophy is that an officer at termination of employment should only be paid compensation earned to the date of termination, except in the event of a change in control. The possibility of a change in control can create uncertainty and generate questions among management that may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Committee and the board of directors have taken steps to both minimize the risk that our officers will depart prior to a change in control, and to reinforce and encourage the continued attention and dedication of officers to their assigned duties without distraction in circumstances arising from the possibility of a change in control. The board of directors believes it important, in the event we or our shareholders receive a proposal for transfer of control, that our officers be able to continue their management responsibilities without being influenced by the uncertainties of their personal situations.

The board of directors authorized change in control agreements for all of our officers other than Mr. Moore. The board of directors has not authorized a change in control agreement for Mr. Moore, principally, as discussed above, because he is receiving post-employment benefits from a prior period of employment with us. The board of directors believes these arrangements currently provide adequate protection to Mr. Moore, but the Committee reviews the status of these arrangements periodically.

The board of directors believes that the payments that could be made under the change in control agreements are reasonable because of the amounts involved and, among other things:

•	no payments are made to officers unless there is both a change in control and subsequently a change in employment situation (this is commonly referred to as a “double-trigger” provision);

•	the agreements provide for a two times payment multiple;

•	if necessary to avoid tax penalties, the payments are reduced to the maximum amount that can be paid without triggering tax penalties;

•	there are no “gross-up” payments to officers for taxes they incur as a result of receiving the change in control payments; and

•	we have the right to terminate the agreements with 180 days notice at any time prior to a change in control.

Please see “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the terms of the change in control agreements and the amount of the benefits payable to each of our named executive officers in the event of the termination of his employment for various reasons following a change in control.

Deferred Compensation. We do not currently have a deferred compensation plan for cash compensation paid to any of our officers. However, we have a plan that authorizes the Committee, at its discretion, to permit officers to defer the receipt of shares of common stock that would otherwise be issued upon the vesting of restricted share units, when we would not otherwise be able to take a related tax deduction. Additionally, see the Nonqualified Deferred Compensation table and “Pension Benefits—KGE Deferred Compensation Plan” later in this proxy statement for information about deferrals by Mr. Moore.

Executive Compensation Administration

Compensation Committee.    The Committee assists our board of directors in administering our executive compensation program. The responsibilities assigned to the Committee by its charter are summarized earlier in this proxy statement under the heading “Board Meetings and Committees of the Board of Directors-Compensation Committee.” The Committee meets frequently, both in conjunction with regularly scheduled meetings of the board of directors and in special meetings.

Compensation Consultants.    In order to fulfill its duties, the Committee seeks independent advice from compensation consultants. The Committee has full, independent authority to retain its compensation consultants. The Committee generally looks to consultants for market information rather than recommendations about the amount of compensation for individual officers. The Committee sometimes discusses a project directly with the consultant, and sometimes provides directions to members of management who then work with the consultant and report back to the Committee. In keeping with the Committee’s practice of continuing oversight of our executive compensation program, the compensation consultant is retained throughout the year and typically attends the Committee’s regular and special meetings in person or telephonically.

During 2010, the Committee was assisted by its compensation consultants, Hewitt Associates (“Hewitt”) through September 2010 and Meridian Compensation Partners, L.L.C. (“Meridian”) from October 2010, a successor organization to the compensation consulting business of Hewitt. In 2010, management also worked with Towers Watson (previously Towers Perrin).

Prior to its engagement, neither Hewitt nor Meridian had previously provided services to the Committee or the Company. In connection with their respective assignments, both Hewitt and Meridian provided information to the Committee about market compensation practices in the utility industry, and made recommendations related to the executive compensation program, including the design of long-term incentive awards and the transition to new long-term incentive awards. Under the direction of the Committee, Hewitt also worked with management to develop market information for the Committee’s review in connection with the Committee’s consideration in February 2010 of adjustments to officer compensation. During 2010, neither Hewitt nor Meridian provided any services to us other than advising the Committee with respect to executive compensation issues.

Management also worked with Towers Watson (previously Towers Perrin) to develop market information for the Committee’s review in connection with the Committee’s annual consideration of adjustments to officer compensation. In 2010, management also retained Towers Watson on the Company’s behalf to provide actuarial services for our benefit plans. The Towers Watson data was reviewed by Meridian as the Committee’s independent consultant.

Participation of Executive Officers.    Our officers and members of senior management are involved in various aspects of the Committee’s evaluation and determination of officer compensation. Mr. Moore makes recommendations to the Committee for the compensation of other officers. Some officers, including Mr. Moore, attend portions of Committee discussions about compensation for officers generally and individual compensation for other officers. As noted above, management may work with compensation consultants to provide information requested by consultants for their reports to the Committee. For example, in 2010, as requested by the Committee, management provided previous market data reports and descriptions of officer duties to Towers Watson and Hewitt in connection with their reports to the Committee.

Our officers do not work with the board of directors or the Committee in establishing measures or targets that affect their own compensation, although officers did participate in discussions about the performance measures for our performance-based restricted share units. Our officers do not participate in discussions of the Committee or the full board of directors about their own compensation. Further, our officers do not meet with the Committee’s compensation consultants on an individual basis regarding their own compensation.

In the view of the Committee, this involvement by management does not hinder the ability of the Committee to make independent decisions about officer compensation.

Tally Sheets.    The Committee annually reviews a tally sheet for each officer, including each named executive officer, to ensure that the Committee is fully informed about the total compensation and benefits of each officer, including the potential payouts in various termination of employment scenarios. The tally sheets also help to ensure the Committee is considering all benefits and previously granted awards of restricted share units when making compensation decisions. Each tally sheet is prepared by management with the assistance of our human resources staff and includes a summary of an officer’s compensation including current salary, unvested grants of restricted share units, pension and other benefits.

Other Matters

Stock Ownership Requirements.    Our stock ownership requirements require each officer to own an amount of our common stock having a value equal to a multiple of the officer’s base salary. The multiple ranges from one to five times base salary, depending upon the position of the officer, with a higher requirement for more senior officers. The Committee believes these requirements further align the interests of officers with the interests of our shareholders by ensuring our officers have a significant long-term stake in the Company and are subject to the risks of equity ownership. At the same time, the Committee believes these requirements balance the personal needs of officers to be able to diversify personal assets and investments. We determine whether the requirements have been met using our closing stock price on the last trading day of the immediately preceding calendar year. We expect officers to achieve the applicable ownership requirement, which counts unvested time-based restricted share units, within five years of their appointment to an officer position.

The Committee reviews the stock ownership requirements from time to time. In December 2010, the Committee approved changes to the requirements that reduce the minimum ownership requirement for vice presidents (including Mr. Irick) from two times to one times base salary. This change did not decrease the required ownership for any of the other named executive officers. As a result of these changes, unvested time-based restricted share units, but not unvested performance-based restricted share units, now count towards satisfying the requirement. The latter change makes our requirements more consistent with market practices and enables new officers to achieve the required ownership level within a reasonable period of time taking into account the forfeiture of restricted share units upon vesting for the payment of taxes and officers’ other financial needs.

Each of the named executive officers has met the current requirements, which are as follows:

Executive Officer	Requirement
Mr. Moore	5x
Mr. Sterbenz, Mr. Ruelle, Mr. Ludwig	3x
Mr. Irick	1x

Tax Deductibility of Compensation.    Under Section 162(m) of the Internal Revenue Code, we may not deduct certain forms of compensation in excess of $1 million paid to any of the named executive officers other than the chief financial officer. Certain performance-based compensation is specifically exempt from the deduction limit. The Committee considers deductibility of compensation for federal income tax purposes in structuring our executive compensation program; however, to maintain flexibility in compensating executive officers in a manner designed to promote our various goals, the Committee does not necessarily design compensation programs solely for tax purposes. For example, our time-based restricted share units, as currently designed, are not eligible for the performance-based exemption from the Section 162(m) deduction limit. Our performance-based restricted share unit awards are generally intended to be exempt from the deduction limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Mollie H. Carter, Chairman

B. Anthony Isaac

Sandra A.J. Lawrence

Michael F. Morrissey

COMPENSATION OF EXECUTIVE OFFICERS

The following tables, narrative and footnotes discuss the compensation for 2008, 2009 and 2010 of our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
William B. Moore President and Chief Executive Officer	2010	655,000	4,619,552	636,175	12,120	5,922,847
	2009	630,000	448,500	347,758	12,125	1,438,383
	2008	622,500	0	365,492	11,527	999,519

Douglas R. Sterbenz Executive Vice President and Chief Operating Officer	2010	451,667	2,042,180	327,993	11,888	2,833,728
	2009	435,000	0	45,315	11,824	492,139
	2008	430,000	0	40,002	113,568	583,570

Mark A. Ruelle Executive Vice President and Chief Financial Officer	2010	432,500	2,042,180	142,207	11,776	2,628,663
	2009	420,000	0	31,668	11,787	463,455
	2008	415,000	0	55,205	11,159	481,364

Larry D. Irick Vice President, General Counsel and Corporate Secretary	2010	263,500	1,056,300	130,707	11,632	1,462,139
	2009	252,750	0	62,488	11,678	326,916
	2008	239,500	0	50,433	13,444	303,377

James J. Ludwig Executive Vice President, Public Affairs and Consumer Services	2010	253,500	1,056,300	59,746	11,465	1,381,011
	2009	241,000	0	31,939	11,254	284,193
	2008	223,250	0	48,405	41,256	312,911

(1)	See the Compensation Discussion and Analysis section of this proxy statement above for information about adjustments to base salaries in 2010.

(2)	Amounts reflect the aggregate grant date fair value of time-based restricted share units and performance-based restricted share units granted in 2010, as determined in compliance with Financial Accounting Standards Board Codification Topic 718. For additional information about the assumptions we used in calculating these amounts, see Note 11 in our Notes to Consolidated Financial Statements, Employee Benefit Plans, Stock Based Compensation Plans, found in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference.

The	grants made in 2010 reflect long-term incentives for three years—the 2010 annual long-term incentive award (with a three-year vesting and performance measurement period) plus transition awards with one- and two-year vesting and performance measurement periods, which started our transition away from our prior practice of granting awards every three years. Because our prior three-year grants were made in 2007, no amounts are reported for long-term incentives in 2008 and 2009 (except a one-time award to Mr. Moore in 2009). See “Compensation Discussion and Analysis—Long-Term Incentive Compensation” for additional information about these awards and their terms, vesting conditions and performance measures for determining the amounts payable. These amounts do not reflect actual compensation realized by the named executive officers in 2010 and are not a guarantee of the amount that the named executive officers will receive from the awards. The actual compensation realized will be based upon our share price at vesting, and in the case of performance-based restricted share units will depend on our achievement of the applicable performance measures for the applicable performance periods.

The

grant date fair value for the time-based restricted share units is determined by multiplying the number of restricted share units granted by the closing stock price on the grant date of the underlying common stock. The grant date fair value amount for the performance-based restricted share units is based on accounting values of 104%, 109% and 122% of the target value for awards with one-, two- and three-year performance periods ending in 2011, 2012 and 2013, respectively. Assuming achievement of the performance goals at the maximum level and the receipt of the maximum number of performance-based restricted share units, the aggregate grant date fair value of the restricted share unit awards in 2010 would be: Mr. Moore, $5,630,530; Mr. Sterbenz, $2,489,106; Mr. Ruelle, $2,489,106; Mr. Irick, $1,287,469; and Mr. Ludwig, $1,287,469.

(3)	Amounts reported reflect the aggregate change during 2010 in the actuarial present value of each named executive officer’s accumulated pension benefits. These values do not represent cash received by the named executive officers in the indicated years. The material terms of our pension plans and the assumptions and methods used to determine these amounts are described following the Pension Benefits section of this proxy statement below.

(4)	The following table identifies the amount of each item included in the All Other Compensation column of the Summary Compensation Table with respect to 2010 compensation.

Name	401(k) Plan ($) (a)	Life Insurance ($) (b)	Discount on Stock for Compensation Program ($) (c)	Taxable Promotional Items ($) (d)	Total ($)
William B. Moore	11,025	1,095			12,120
Douglas R. Sterbenz	11,025	778		85	11,888
Mark A. Ruelle	11,025	751			11,776
Larry D. Irick	11,025	458	149		11,632
James J. Ludwig	11,025	440			11,465

(a)	Amounts reflect matching contributions for the named executive officers to the Employees’ 401(k) Savings Plan.

(b)	Amounts reflect premiums paid on term life insurance for the benefit of the named executive officers under our group term life insurance plan provided to all non-union employees.

(c)	Amount reflects the value of discounts received by Mr. Irick on shares purchased through the reinvestment of dividends that were paid on deferred shares of our common stock held under a stock for compensation program that was discontinued in 2001.

(d)	Amounts reflect the aggregate value of promotional items received by Mr. Sterbenz. At some company-organized events, such as those for training, planning, leadership and employee recognition, we provided employees, including Mr. Sterbenz, various items with the Company or a related logo, such as shirts, jackets, mugs and books.

GRANTS OF PLAN-BASED AWARDS

Each of the named executive officers received annual and transition awards of time-based restricted share units and performance-based restricted share units in 2010. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation” for information about the terms of these awards.

The following table sets forth information about the grants.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)(2)
		Threshold (#)	Target (#)	Maximum (#)
William B. Moore	02/24/2010				32,800	726,520	(3)
	02/24/2010				32,800	726,520	(4)
	02/24/2010				32,800	726,520	(5)
	02/24/2010	24,600	32,800	41,000		758,008	(3)
	02/24/2010	16,400	32,800	49,200		794,416	(4)
	02/24/2010	0	32,800	65,600		887,568	(5)

Douglas R. Sterbenz	02/24/2010				14,500	321,175	(3)
	02/24/2010				14,500	321,175	(4)
	02/24/2010				14,500	321,175	(5)
	02/24/2010	10,875	14,500	18,125		335,095	(3)
	02/24/2010	7,250	14,500	21,750		351,190	(4)
	02/24/2010	0	14,500	29,000		392,370	(5)

Mark A. Ruelle	02/24/2010				14,500	321,175	(3)
	02/24/2010				14,500	321,175	(4)
	02/24/2010				14,500	321,175	(5)
	02/24/2010	10,875	14,500	18,125		335,095	(3)
	02/24/2010	7,250	14,500	21,750		351,190	(4)
	02/24/2010	0	14,500	29,000		392,370	(5)

Larry D. Irick	02/24/2010				7,500	166,125	(3)
	02/24/2010				7,500	166,125	(4)
	02/24/2010				7,500	166,125	(5)
	02/24/2010	5,625	7,500	9,375		173,325	(3)
	02/24/2010	3,750	7,500	11,250		181,650	(4)
	02/24/2010	0	7,500	15,000		202,950	(5)

James J. Ludwig	02/24/2010				7,500	166,125	(3)
	02/24/2010				7,500	166,125	(4)
	02/24/2010				7,500	166,125	(5)
	02/24/2010	5,625	7,500	9,375		173,325	(3)
	02/24/2010	3,750	7,500	11,250		181,650	(4)
	02/24/2010	0	7,500	15,000		202,950	(5)

(1)	Represents the aggregate grant date fair value of time-based and performance-based restricted share unit awards in 2010, as determined in compliance with Financial Accounting Standards Board Codification 718. See footnote 2 to the Summary Compensation Table for assumptions used in the calculation of these amounts.

(2)	The grant date fair value of time-based restricted share units reported in the All Other Stock Awards column is determined by multiplying the number of restricted share units granted by our closing stock price of $22.15 per share on the grant date.

(3)	Transition awards with a one-year vesting period for time-based restricted share units and a one-year performance period for performance-based restricted share units.

(4)	Transition awards with a two-year vesting period for time-based restricted share units and a two-year performance period for performance-based restricted share units.

(5)	Awards with a three-year vesting period for time-based restricted share units and a three-year performance period for performance-based restricted share units.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information about the market value at December 31, 2010, of unvested restricted share units held by the named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William B. Moore	154,324	3,882,792	98,400	2,475,744
Douglas R. Sterbenz	68,223	1,716,491	43,500	1,094,460
Mark A. Ruelle	68,223	1,716,491	43,500	1,094,460
Larry D. Irick	35,288	887,846	22,500	566,100
James J. Ludwig	36,288	913,006	22,500	566,100

(1)	Represents the number of unvested time-based restricted share units plus the portion of unvested performance-based restricted share units that would vest when the applicable performance measure is up to the 25th percentile. The vesting schedules are shown in the table below.

(2)	Reported market value equals the total number of unvested restricted share units multiplied by our closing stock price on December 31, 2010 of $25.16 per share.

(3)	Represents the maximum possible number of performance-based restricted share units that could be earned under the awards. The maximum number is required to be reported because total shareholder return performance in 2010 exceeded target performance. We are unable to predict whether total shareholder return performance for the full performance measurement periods will exceed target performance. The target number of unvested performance-based restricted share units and the associated market values would be: Mr. Moore, 49,200 share units valued at $1,237,872; each of Mr. Sterbenz and Mr. Ruelle, 21,750 share units valued at $547,230; and each of Mr. Irick and Mr. Ludwig, 11,250 share units valued at $283,050.

The awards of the restricted share units that had not vested as of December 31, 2010, are subject to the vesting schedule indicated in the following table.

Name	Year of Award	Unvested Share Units (#)(1)	Unearned and Unvested Share Units (#)(2)	Vesting Schedule
William B. Moore	2010 2010 2010	72,324 49,200 32,800	0 32,800 65,600	January 1, 2011 January 1, 2012 January 1, 2013

Douglas R. Sterbenz	2010 2010 2010	31,973 21,750 14,500	0 14,500 29,000	January 1, 2011 January 1, 2012 January 1, 2013

Mark A. Ruelle	2010 2010 2010	31,973 21,750 14,500	0 14,500 29,000	January 1, 2011 January 1, 2012 January 1, 2013

Larry D. Irick	2010 2010 2010	16,538 11,250 7,500	0 7,500 15,000	January 1, 2011 January 1, 2012 January 1, 2013

James J. Ludwig	2010 2010 2010 2001	16,538 11,250 7,500 1,000	0 7,500 15,000 0	January 1, 2011 January 1, 2012 January 1, 2013 Upon certain events (3)

(1)	Includes time-based restricted share units and the portion of performance-based restricted share units that would vest when the applicable performance measure is up to the 25th percentile.

(2)	Includes the maximum possible number of performance-based restricted share units that may be earned by the named executive officers if the performance criteria are met.

(3)	Restricted share units granted to Mr. Ludwig in 2001 that expired on February 8, 2011. These restricted share units would have vested if the Company’s stock price remained at $27.83 or above for a period of twenty consecutive trading days, or upon his prior death, disability or retirement.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information about the value of shares of our common stock received by the named executive officers as a result of the vesting of restricted share units in 2010.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William B. Moore	57,500	1,249,548
Douglas R. Sterbenz	21,000	455,066
Mark A. Ruelle	17,900	388,788
Larry D. Irick	9,600	216,864
James J. Ludwig	6,000	133,241

The market value of the shares received by the named executive officers is based on our closing stock price on the date of vesting or the trading day immediately preceding the date of vesting in instances where the date of vesting was not a trading day.

PENSION BENEFITS

The following table sets forth, at December 31, 2010, the present value of accumulated benefits payable to the named executive officers under our pension plan, our Executive Salary Continuation Plan, the Kansas Gas and Electric Company Deferred Compensation Plan and our Retirement Benefit Restoration Plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William B. Moore	Retirement Plan (final average earnings)	22.4	565,204	—
	Retirement Plan (cash balance)	8.0	190,623	—
	Executive Salary Continuation Plan	22.4	2,181,250	163,769
	Retirement Benefit Restoration Plan	n/a	237,273	—
	KGE Deferred Compensation Plan	n/a	1,822,795	—

Douglas R. Sterbenz	Retirement Plan (final average earnings)	13.6	338,241	—
	Retirement Benefit Restoration Plan	n/a	223,766	—

Mark A. Ruelle	Retirement Plan (final average earnings)	10.5	100,508	—
	Retirement Plan (cash balance)	8.0	141,282	—
	Executive Salary Continuation Plan	10.5	108,379	—
	Retirement Benefit Restoration Plan	n/a	73,516	—

Larry D. Irick	Retirement Plan (final average earnings)	11.6	397,570	—
	Retirement Benefit Restoration Plan	n/a	9,477	—

James J. Ludwig	Retirement Plan (final average earnings)	12.3	175,323	—
	Retirement Plan (cash balance)	8.0	128,447	—
	Retirement Benefit Restoration Plan	n/a	696	—

Retirement Plan

The Westar Energy, Inc. Retirement Plan (the “Retirement Plan”) is a broad-based tax-qualified defined benefit pension plan in which generally all of our employees, including the named executive officers, are eligible to participate. Participation is automatic and begins after an eligible employee completes one year of credited service. All of the named executive officers are fully vested in their plan benefits.

The Retirement Plan uses two formulas to calculate benefits, a final average earnings formula for union employees and non-union employees hired prior to January 1, 2002, and a cash balance formula for non-union employees hired (or re-hired) after December 31, 2001. “Final average earnings” generally means the average annual earnings of an employee measured over the sixty consecutive months that produce the highest monthly average within one hundred twenty consecutive months immediately preceding the employee’s termination or retirement date. Earnings related to restricted share unit awards and dividend equivalents are not included in the calculation of final average earnings. In 2010, the Internal Revenue Code limited annual compensation that could be used in calculating pension benefits to $245,000.

Mr. Moore, Mr. Ruelle and Mr. Ludwig accrued vested benefits calculated under the final average earnings formula during periods of employment with us (or our subsidiary, Kansas Gas and Electric Company) prior to recommencing employment with us (Mr. Moore rejoined us in December of 2002 and Mr. Ruelle and Mr. Ludwig rejoined us in January of 2003). Mr. Moore, Mr. Ruelle and Mr. Ludwig are also accruing a benefit calculated under the cash balance formula as a result of their current employment. Mr. Sterbenz and Mr. Irick are accruing benefits calculated under the final average earnings formula as a result of their current employment.

Under the final average earnings formula, the accrued benefit for each non-union plan participant equals:

(1)	1.5% times the participant’s final average earnings plus .4% times the final average earnings in excess of covered compensation (certain wages subject to Social Security taxes) multiplied by credited service up to twenty years; plus

(2)	.8% times the final average earnings plus .4% times the final average earnings in excess of covered compensation multiplied by credited service in excess of 20 years up to a maximum of 35 years.

Pension benefits accrued under the final average earnings formula are calculated as a monthly annuity generally for the participant’s lifetime. The normal form of benefit for a married participant is a 50% joint and survivor annuity, which provides reduced monthly payments during the participant’s lifetime and lifetime payments to the spouse following the participant’s death in the amount of 50% of the reduced payments. Full benefits may be received when a participant reaches retirement age of 62 or age 60 with 35 years of service. Benefits are reduced if a participant elects to receive payments before attaining such age and years of service.

Under the cash balance formula, a bookkeeping account is established for each plan participant and credited with interest and contribution credits. Participants may elect to receive benefits accrued under the cash balance formula either as an annuity or as a lump sum distribution. Interest is credited on a monthly basis during a plan year to each participant’s account using an annual rate of interest determined each December by a plan-specific formula. The formula uses the one-year Treasury Constant Maturities plus 1% and the 30-year Treasury Constant Maturities for the preceding November to determine the new annual rate of interest to be paid for the plan year. The annual interest rates applicable for 2008, 2009 and 2010 were 4.52%, 4.00% and 4.31%, respectively. Contribution credits are determined by multiplying the contribution rate applicable for each participant’s age (based upon the first day of the month) by the participant’s plan earnings for that particular month. The contribution rates are shown in the following table:

Age
Less than 30	4%
30 and above but less than 35	5%
35 and above but less than 40	6%
40 and above but less than 45	7%
45 and above but less than 50	8%
50 and above but less than 55	9%
55 and above but less than 60	10%
60 or more	12%

We calculated the amounts in the Present Value of Accumulated Benefit column in the Pension Benefits table above based on the same assumptions used for financial reporting purposes with respect to the Retirement Plan in our 2010 consolidated financial statements. For each named executive officer, we calculated the present value of his accrued pension benefit as of December 31, 2010, using a discount rate of 5.35% and the RP-2000 combined healthy mortality tables for male and female annuitants, with mortality improvements projected as required by the Pension Protection Act of 2006 for 2011 funding valuations. Benefits were assumed to commence at the earliest unreduced retirement age (62) and to be made in the form of a life annuity. The calculations assume that the named executive officers continue to live and will work until the earliest unreduced retirement age.

We caution that the values reported in the Present Value of Accumulated Benefit column in the table above are hypothetical and are calculated and presented pursuant to SEC regulations and are based on assumptions used in preparing our audited 2010 consolidated financial statements. The Retirement Plan uses a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plan. The change in pension value from year to year is subject to volatility in interest rates and may not represent the value that a named executive officer will actually accrue under the Retirement Plan during any given year when based on the Retirement Plan’s current definition of actuarial present value. As a result, the values in the table above do not represent the value that a named executive officer would receive from the Retirement Plan had he actually retired on December 31, 2010.

Executive Salary Continuation Plan

In addition to their benefits under our Retirement Plan, Mr. Moore and Mr. Ruelle accrued vested benefits for periods of employment prior to their rejoining us as officers in late 2002 and early 2003 under an executive salary continuation plan. Mr. Moore receives an annual benefit of $163,769 under the plan. The estimated annual benefit payable to Mr. Ruelle under the plan upon retirement at or after age 62 is $16,072.

We calculated the present value of the benefits as of December 31, 2010 for the executive salary continuation plan in the Present Value of Accumulated Benefits column in the Pension Benefits table using a discount rate of 5.35% and the RP-2000 combined healthy mortality tables for male and female annuitants, with mortality improvements projected as required by the Pension Protection Act of 2006 for 2011 funding valuations. For Mr. Ruelle, we calculated the present value of his benefit as a 15-year annuity. The 15-year period was reduced for Mr. Moore to reflect the fact that his benefits are currently in pay status. These two named executive officers are not accruing additional benefits under the plan as a result of their current employment. Mr. Sterbenz, Mr. Irick and Mr. Ludwig are not participants in this plan.

KGE Deferred Compensation Plan

Prior to our acquisition in 1992 of our subsidiary, Kansas Gas and Electric Company (“KGE”), KGE permitted certain employees to participate in the KGE Deferred Compensation Plan. Mr. Moore deferred a portion of his compensation from 1983 to 1991. Beginning the first day of the month following the day he attains age 65 or would have attained age 65 had he lived, Mr. Moore or his designated beneficiary will receive supplemental retirement income or survivor payments of $20,525 per month over a fifteen-year period pursuant to the plan. We have reported the benefits under this plan in the table above, and not in the Nonqualified Deferred Compensation table below, because the benefits payable to Mr. Moore are fixed, fully vested, payable to him at his normal retirement age, and not subject to reduction or termination in the event of termination of employment, early retirement, death or disability, which we believe makes these benefits equivalent to pension benefits.

Retirement Benefit Restoration Plan

In 2010, we adopted the Westar Energy, Inc. Retirement Benefit Restoration Plan (“Restoration Plan”) to replace benefits lost under our Retirement Plan because of limitations imposed by the Internal Revenue Code on annual compensation that can be used in calculating pension benefits. Each of the named executive officers is a participant in our Restoration Plan.

Under the terms of our Restoration Plan, the benefit payable will be a monthly amount that is equal to the difference between the monthly amount that would be payable to the participant under our Retirement Plan if it were not subject to limitations under the Internal Revenue Code, and the monthly amount that is actually payable to the participant under our Retirement Plan. The amount payable under the Restoration Plan will be determined in the form of a straight life annuity over the lifetime of the participant and will commence on the participant’s normal retirement date.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information about compensation deferred by the named executive officers.

Name	Aggregate Balance at Last Fiscal Year End ($)
William B. Moore	3,686,267
Larry D. Irick	23,751

The aggregate balance for Mr. Moore is determined by multiplying 146,373 deferred restricted share units (which were previously reported in the Summary Compensation Table for the applicable year) plus 140 deferred reinvested dividend equivalents earned on restricted share units by the closing market price of our common stock on December 31, 2010 of $25.16. The aggregate balance for Mr. Irick is determined by multiplying 737 stock units deferred under a stock for compensation program that was discontinued in 2001 and 207 deferred reinvested dividend equivalents previously earned on restricted share units by the closing market price of our common stock on December 31, 2010 of $25.16. There are no earnings on the restricted share units deferred by Mr. Moore because he did not elect to defer receipt of the dividend equivalents associated with these restricted share units. Discounts related to reinvested dividends on the stock units deferred by Mr. Irick are reported in All Other Compensation in the Summary Compensation Table.

As discussed above under “Pension Benefits” in the paragraph titled KGE Deferred Compensation Plan, we report benefits payable to Mr. Moore under the KGE Deferred Compensation Plan as pension benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination

If the employment of any of the named executive officers terminates for any reason, he will receive a lump-sum cash amount equal to the sum of his base salary and any accrued vacation pay through the date of termination, to the extent not previously paid. Additionally, under our 2010 time-based and performance-based restricted share unit awards, restricted share units awarded to a named executive officer will vest on a prorated basis through the date of termination upon a termination due to death, disability or retirement. The term “retirement” means cessation of services as an employee after reaching age 60 and ten years of service.

Potential Payments Upon Change in Control

On August 20, 2005, the board of directors approved change in control agreements for all of the named executive officers, except for Mr. Moore, which were executed in January of 2006. Under each officer’s change in control agreement, and the officer’s award documents for time-based and performance-based restricted share units granted in 2010, the officer is eligible to receive the following benefits if both a change in control occurs, and within three years thereafter, we terminate the officer’s employment without “Cause” or the officer terminates his or her employment for “Good Reason”.

•

a severance payment equal to two times the sum of (1) the officer’s base salary on the date of the change in control or, if higher, the date of termination, (2) the annual amount of the dividend equivalents payable to the officer, based on our annual dividend and the “Annual RSU Grant” (defined as the number of restricted share units awarded under the officer’s most recent annual grant of restricted share units, which is equal to the sum of the number of time-based restricted share units and the target number of performance-based restricted share units), and (3) the value of the officer’s Annual RSU Grant (regardless of conditions for vesting) based on the higher of our stock price at the date of the change in control or the date of termination;

•

vesting of all outstanding time-based and performance-based restricted share units (with the target number of performance-based restricted share units subject to adjustment based on our total shareholder return relative to the total shareholder return for a peer group through the date of the change in control);

•	a cash payment for accrued vacation and up to thirty days of accumulated sick leave;

•

participation in our (or our successor’s) welfare benefit plans for two years following termination (or until the officer is receiving comparable benefits from a new employer) on the same terms as benefits are provided to officers at the time of termination;

•	a cash payment equal to the actuarial present value of pension plan benefits for two additional years of service; and

•	we (or our successor) will cause directors and officers liability insurance to be provided to the officer for at least five years following termination.

If necessary to avoid excise taxes, the severance payment will be reduced to the maximum amount that can be paid without triggering excise taxes. There are no gross-up payments to executive officers for taxes they incur as a result of receiving change in control payments. We have the right to terminate the change in control agreement with 180 days notice at any time prior to a change in control.

The term “Cause” generally means the officer’s conviction of a felony or crime involving moral turpitude, the officer’s commission of a willful act of fraud or dishonesty with respect to us, the officer’s willful and repeated failure to perform substantially his or her material duties to us, the officer’s engaging in significant activity that is materially harmful to our reputation, or the officer’s breach of his or her fiduciary responsibilities to us or our shareholders.

The term “Change in Control” generally means the sale of all or substantially all of our assets, a person becoming the beneficial owner of 20 percent or more of our outstanding voting securities, a merger or consolidation, or our continuing directors ceasing for any reason to constitute a majority of the board of directors.

The term “Good Reason” generally means any change in an officer’s status as an officer, a reduction in total compensation, any requirement that the officer relocate more than 80 miles to a location outside our Kansas retail electric service territory, or any action that materially and adversely affects the officer’s participation in or reduces the officer’s benefits under any benefit plan.

In addition to the benefits described above under the change of control agreements, upon termination of employment following a change of control, the named executive officers will receive the amounts described in the preceding section titled “Potential Payments Upon Termination.”

Termination and Change in Control Tables

The tables below show the payments we would make to each of the named executive officers following termination of his employment in various circumstances, including termination following a change in control. We made the following assumptions in calculating the payments to each of the named executive officers:

•	We assumed a termination date of December 31, 2010 as required by the applicable SEC regulations.

•	We made calculations consistent with the terms of his change in control agreement, if applicable, as described above.

•	We assumed each officer had been paid all base salary through the date of termination.

•

We used our closing common stock price on December 31, 2010 ($25.16) to value unvested time-based and performance-based restricted share units and used the target number of performance-based restricted share units (assumed total shareholder return on December 31, 2010 at the median of the peer group).

•

We used the average of the high and low stock price of our common stock on December 31, 2010 ($25.275) to determine the Annual RSU Grant (as defined above) value, as required by the terms of the change in control agreements.

•

We used our annual dividend of $1.24 per share on our common stock at December 31, 2010 to calculate dividend equivalents payable in the event of a qualifying termination following a change in control.

•

We omitted payments or benefits we provide to all salaried employees upon termination of employment in the applicable circumstances, including accrued unused vacation and payment for one month of accumulated sick leave contingent upon certain conditions being met.

We also made the following assumptions in calculating the payments to certain of the named executive officers:

•

To calculate pension-related payments, we assumed, in the case of Mr. Ruelle and Mr. Ludwig, no change in pay or pay limits relating to the cash balance formula and we used two years of contribution credits as the present value. In the case of Mr. Sterbenz and Mr. Irick, we assumed no change to the actual final average earnings used in the calculation and we used two additional years of pension service in calculating the pension value.

William B. Moore, President and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	—
Unvested Restricted Share Units and Performance-Based Restricted Share Units	—	2,895,513	—	—	4,951,488
Annual RSU Grant Value	—	—	—	—	—
Dividend Equivalents	—	—	—	—	—
Medical and Welfare Plan Benefits	—	—	—	—	—
Accrued Sick Leave	—	—	—	—	—
Pension Related Payment	—	—	—	—	—

Total	—	2,895,513	—	—	4,951,488

Douglas R. Sterbenz, Executive Vice President and Chief Operating Officer
Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	910,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units	—	1,280,040	—	—	2,188,920
Annual RSU Grant Value	—	—	—	—	1,465,950
Dividend Equivalents	—	—	—	—	71,920
Medical and Welfare Plan Benefits	—	—	—	—	16,086
Accrued Sick Leave	—	—	—	—	52,500
Pension Related Payment	—	—	—	—	80,287

Total	—	1,280,040	—	—	4,785,663

Mark A. Ruelle, Executive Vice President and Chief Financial Officer
Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	870,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units	—	1,280,040	—	—	2,188,920
Annual RSU Grant Value	—	—	—	—	1,465,950
Dividend Equivalents	—	—	—	—	71,920
Medical and Welfare Plan Benefits	—	—	—	—	16,033
Accrued Sick Leave	—	—	—	—	50,191
Pension Related Payment	—	—	—	—	90,933

Total	—	1,280,040	—	—	4,753,947

Larry D. Irick, Vice President, General Counsel and Corporate Secretary

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	530,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units	—	662,035	—	—	1,132,200
Annual RSU Grant Value	—	—	—	—	758,250
Dividend Equivalents	—	—	—	—	37,200
Medical and Welfare Plan Benefits	—	—	—	—	10,935
Accrued Sick Leave	—	—	—	—	30,576
Pension Related Payment	—	—	—	—	67,841

Total	—	662,035	—	—	2,567,002

James J. Ludwig, Executive Vice President, Public Affairs and Consumer Services
Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Normal Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Qualifying Termination After Change in Control ($)
Base Salary	—	—	—	—	510,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units	—	662,035	—	—	1,157,360
Annual RSU Grant Value	—	—	—	—	758,250
Dividend Equivalents	—	—	—	—	37,200
Medical and Welfare Plan Benefits	—	—	—	—	21,214
Accrued Sick Leave	—	—	—	—	29,424
Pension Related Payment	—	—	—	—	54,923

Total	—	662,035	—	—	2,568,371

DIRECTOR COMPENSATION

The following table describes the compensation paid in 2010 to our non-employee directors. Mr. Moore does not receive any compensation in his capacity as director. Compensation paid to Mr. Moore in his capacity as an executive officer is presented above.

Name	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mollie H. Carter	58,000	43,680	42,290	143,970
Charles Q. Chandler IV	52,000	87,360	74,386	213,746
R.A. Edwards III	59,500	43,680	52,752	155,932
Jerry B. Farley	59,500	43,680	13,220	116,400
B. Anthony Isaac	52,000	43,680	0	95,680
Arthur B. Krause	64,000	43,680	0	107,680
Sandra A. Lawrence	62,500	43,680	26,150	132,330
Michael F. Morrissey	68,500	43,680	1,000	113,180
John C. Nettels, Jr. (4)	20,000	43,680	29,610	93,290
S. Carl Soderstrom, Jr.	25,212	21,663	0	46,875

(1)	Amounts include annual retainers, paid quarterly, and meeting attendance fees. In 2010, we paid our non-employee directors an annual retainer of $25,000, except the chairman of the board who received an annual retainer of $40,000, an annual retainer of $7,500 for serving as a committee chair, except the chairman of the Audit Committee who received an annual retainer of $12,000, and a fee of $1,500 for each board of directors and committee meeting attended.

(2)	On January 4, 2010, we granted each outside director (other than Mr. Soderstrom, who was not a director at that time) an annual stock award of 2,000 shares and we granted Mr. Chandler an additional 2,000 shares for his service as chairman of the board. The grant date fair value of each grant of 2,000 shares was $43,680, and the grant date fair value of the grant of 4,000 shares to Mr. Chandler was $87,360. On July 14, 2011, we granted Mr. Soderstrom a stock award of 937 shares, the grant date fair value of which was $21,663. In accordance with Financial Accounting Standards Board Codification Topic 718, we determined the grant date fair value of each award by multiplying the number of shares granted by the closing stock price of our common stock on the grant date.

(3)	This column is comprised of the following components:

•	Interest on the aggregate of all compensation deferred in cash using the Prime Rate at the beginning of 2010 plus one percent (4.25%).

•	Dividends on deferred compensation paid in shares of our common stock and on deferred stock awards.

•	Charitable contribution matching.

Interest on deferred cash compensation was accrued and credited in 2010 to Ms. Carter ($5,689), Mr. Chandler ($30,105), Mr. Edwards ($1,122) and Ms. Lawrence ($5,604).

Dividends on deferred compensation paid in shares of stock and on deferred stock awards are credited to the director as if they had been reinvested in shares of our common stock at a share price equal to the average of the daily high and low prices of our common stock as reported on the New York Stock Exchange for the three trading days immediately preceding the day the dividend is credited. The directors credited with dividend equivalents on stock awards were Ms. Carter ($18,832), Mr. Chandler ($43,281), Mr. Edwards ($23,627), Mr. Farley ($13,220), Ms. Lawrence ($16,368) and Mr. Nettels ($20,953). The directors credited with dividend equivalents on deferred compensation payable in stock were Ms. Carter ($17,769), Mr. Edwards ($28,003), Ms. Lawrence ($4,179) and Mr. Nettels ($7,657).

Non-employee directors are eligible to participate in our matching gift program on the same terms as our employees. Under this program, we will match on a dollar-for-dollar basis charitable contributions to Kansas colleges and universities made by directors, employees and their spouses up to $1,000 per household each year. In 2010, Mr. Chandler, Mr. Moore, Mr. Morrissey, and Mr. Nettels participated in our matching gift program.

(4)	Mr. Nettels’ term as a director expired on May 20, 2010.

Election to be Paid in Stock

A non-employee director may elect to have all or a portion of any cash fees paid in stock rather than cash in accordance with our Long Term Incentive and Share Award Plan. If a director elects to receive retainers and attendance fees in shares of our common stock, the number of shares to be distributed to a director in lieu of cash compensation is determined by dividing the elected dollar amount of cash compensation by the average of our high and low common stock price on the last day of the immediately preceding quarter (or, if such day was not a trading day, on the next preceding day the shares were traded) as reported on the New York Stock Exchange Composite Listing.

Election to Defer Compensation

A non-employee director may elect to defer payment of cash fees or stock in accordance with the provisions of our Non-Employee Director Deferred Compensation Plan. If a director elects to receive retainers and attendance fees in shares of our common stock, and defers receipt of such shares, dividends earned on such deferred shares are reflected under the column “All Other Compensation.”

Reimbursements

We reimburse directors for travel and other out-of-pocket expenses incurred by them that are incidental to attending meetings. We also reimburse directors for reasonable expenses relating to ongoing director education. In addition, we provide liability insurance to our directors under our directors and officers insurance policies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members has ever been an officer or employee of the Company, is or was a participant in a reportable “related person” transaction in 2010, or is an executive officer of another entity at which one of our executive officers serves on the board of directors. Please see “Corporate Governance Matters—Policies and Procedures for Approval of Related Person Transactions” above for a description of our policy on related person transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the total shares of our common stock that may be received by holders of restricted share units and options upon the vesting of restricted share units and the exercise of currently outstanding options, the weighted average exercise price of those outstanding options and the number of shares of our common stock that are still available for future issuance under our equity compensation plans after considering the restricted share units and stock options currently outstanding (but not giving effect to the amendment to the Long Term Incentive and Share Award Plan described in Item 4 of this proxy statement).

Plan Category	Number Of Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (#)(1)	Number Of Shares Remaining And Available For Future Issuance (#)
Long Term Incentive and Share Award Plan (the only equity compensation plan approved by our shareholders)	2,081,580	194,821
Any equity compensation plans not approved by our shareholders	—	—

Total	2,081,580	194,821

(1)	Includes shares issuable with respect to restricted share units, performance-based restricted share units, reinvested dividend equivalents, deferred restricted share unit grants, nonqualified stock options, stock for compensation share units, director stock awards and deferred director retainer and meeting fees payable in stock.

ITEM 2 ON THE PROXY CARD

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with an advisory vote on executive compensation (a “say-on-pay” vote). The say-on-pay vote is an advisory (non-binding) vote on the 2010 compensation of our named executive officers as disclosed in this proxy statement in accordance with Securities Exchange Commission rules.

As described in detail in the Compensation Discussion and Analysis section above, we believe our executive compensation program provides a competitive total compensation opportunity, provides for individual officer performance to be appropriately awarded and strongly aligns the interests of our officers and shareholders. After changes implemented in 2010, half of our officers’ long-term incentive compensation is now measured by our total shareholder return relative to a peer group. Because we do not provide an annual cash incentive, long-term incentives make up a larger percentage of the annual target total compensation of our officers compared to those of our peers.

We seek your advisory vote on the compensation of our named executive officers as described above under “Compensation Discussion and Analysis” and under “Compensation of Executive Officers.” The vote applies only with respect to our named executive officers, and not to our directors’ compensation. This say-on-pay vote is not intended to address any specific element of compensation, but rather the compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our board of directors or the Compensation Committee. Nevertheless, our Compensation Committee and our board of directors value the input of our shareholders and will review the voting results and consider them when making decisions in the future regarding our executive compensation program.

Accordingly, we invite you to vote on the following resolution at the 2011 Annual Meeting of Shareholders.

RESOLVED, that the shareholders of Westar Energy, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, all as set forth in Westar Energy, Inc.’s 2011 annual meeting proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 3 ON THE PROXY CARD

ADVISORY VOTE ON FREQUENCY OF

ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 also requires that we provide our shareholders with an advisory vote on the frequency with which the “say-on-pay” vote is held. (The say-on-pay vote is described under Item 2 above.)

After careful consideration, our board of directors has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the Company at this time. Although, as an advisory vote, this proposal is not binding on the Company, our board of directors or the Compensation Committee, we will carefully consider our shareholders’ vote on this matter.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the board of directors when voting in response to the resolution set forth below.

RESOLVED, that the shareholders of Westar Energy, Inc. determine, on an advisory basis, that the frequency with which Westar Energy, Inc. shall have an advisory shareholder vote on the compensation of Westar Energy, Inc.’s named executive officers set forth in Westar Energy, Inc.’s proxy statement is:

Choice 1 – every one year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

ITEM 4 ON THE PROXY CARD

APPROVAL OF AN AMENDMENT TO OUR LONG TERM INCENTIVE AND

SHARE AWARD PLAN AND APPROVAL OF THE MATERIAL TERMS OF THE

PERFORMANCE GOALS UNDER THE PLAN

The Westar Energy, Inc. Long Term Incentive and Share Award Plan (the “Plan”) was approved by our shareholders at their annual meeting held on May 7, 1996. In 1999, our shareholders approved an increase in shares available under the Plan and certain other amendments. In 2009, our shareholders approved an amendment to the Plan to extend its termination date to June 30, 2019. The Compensation Committee (the “Committee”) and the board of directors have approved the recommendation of management that the following amendment be made to the Plan, subject to shareholder approval. You are being asked to approve this amendment and to approve the material terms of the performance goals under the Plan.

The proposed amendment amends the Plan in the following respects:

•	The number of shares subject to the Plan is increased from 5,000,000 to 9,000,000.

•

The annual, per-employee limit for certain forms of compensation permitted under the Plan (specifically, performance shares, performance units, restricted shares, and restricted share units intended to qualify as performance-based compensation for tax purposes) is increased to 1,000,000 shares or units (or to 500% of salary, up to a maximum of $2 million, for dollar-designated awards), subject to adjustment in certain circumstances.

•

A limitation is added to the plan such that outstanding stock options, incentive stock options (collectively, “Options”) or stock appreciation rights (“SARs”) may not be repurchased by the Company in exchange for cash or for a grant of replacement options or SARs or other equity awards without shareholder approval except upon a stock split, extraordinary cash dividend or similar corporate event. The Plan already contained a limitation prohibiting a reduction in the exercise price of outstanding Options or SARs without shareholder approval, except upon such corporate events.

•

The Plan’s change in control provisions are modified such that consummation (rather than shareholder approval) of a plan of complete liquidation or dissolution of the Company, or a sale of all or substantially all of our assets, constitutes a change in control that would trigger accelerated vesting or cash-out of outstanding grants under the Plan. The plan already provides that consummation (rather than shareholder approval) of a merger, consolidation or similar corporate transaction (subject to certain exceptions) constitutes a change in control.

Section 162(m) of the Internal Revenue Code requires that every five years, we secure shareholder approval of the metrics used or potentially used to measure performance under our equity incentive compensation plans in order for us to retain deductibility of certain “performance-based” compensation expense for tax purposes. If shareholders approve this proposal, we will continue to use or potentially use one or more of the following performance objectives with respect to performance-based restricted share units granted to our officers and employees under the Plan:

(a) total shareholder return (which may include total shareholder return relative to a peer group), (b) earnings per share, (c) operating income, (d) net income, (e) pro forma net income, (f) return on shareholders’ equity, (g) return on designated assets, (h) shareholder value added, (i) revenues, (j) capital gains, (k) expenses, (l) operating profit margin, (m) operating cash flow, (n) net profit margin, and (o) achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance objectives may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing.

General

The total number of shares currently authorized for issuance under the Plan since its inception is 5,000,000. As of December 31, 2010, there were 194,821 shares of the Company’s common stock available for future issuance under the Plan and 2,081,580 shares reserved for outstanding awards. As of such date, the closing price of our common stock on the New York Stock Exchange was $25.16 per share.

The Plan allows the grant of a number of types of awards to participants, including stock options, stock appreciation rights, restricted share and restricted share unit awards, performance share and performance unit awards, dividend equivalent awards, director shares in lieu of fees, and other share-based awards (collectively, “Awards”). While we have no current plans to grant Awards other than restricted share units, performance-based restricted share units, dividend equivalents, and the issuance of shares to non-employee directors in lieu of fees, our board of directors believes that the ability to use different types of equity compensation vehicles will give us the flexibility needed to adapt most effectively over time to changes in the labor market and in equity compensation practices. For additional information concerning our current compensation program structure for executive officers, including long-term compensation, see “Compensation Discussion and Analysis—Executive Officer Compensation Program Structure” above.

The maximum number of shares of our common stock with respect to which stock options and stock appreciation rights may be granted during any calendar year to any eligible employee is limited to 350,000 shares. In addition, the maximum number of shares of our common stock (or the equivalent in value) with respect to which certain performance shares, performance units, restricted shares and restricted share units may be granted during any calendar year to any eligible employee is currently limited to 60,000 shares. If the proposed amendment is approved by our shareholders, this limit will increase to 1,000,000 shares or units (or to 500% of salary, up to a maximum of $2 million, for dollar-designated awards). These limitations apply only to performance shares, performance units, restricted shares and restricted share units intended to qualify for the “performance-based” compensation exception under Section 162(m) of the Code. Qualifying “performance-based” compensation is not subject to the $1 million limitation on the deductibility of certain compensation payable to any of the named executive officers under Section 162(m) of the Code.

If an award expires or is canceled without having been fully exercised or vested, or if any shares underlying an award are forfeited after vesting, the unvested, canceled or forfeited shares generally will be available thereafter for grants of Awards. The number of shares available for grant under the Plan, as well as outstanding Awards and the numerical limits for individual grants, will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalization, reorganizations or other changes to our capital structure.

Purpose of the Plan

The purposes of the Plan are to: (1) focus management’s efforts on performance that will create shareholder value and increase the price of our common stock; (2) align the interests of management directly with those of our shareholders; (3) provide a competitive long-term incentive opportunity; and (4) provide a retention incentive for key employees.

Administration of the Plan

The Plan is administered by the Committee. Subject to the terms of the Plan, the Committee has the sole discretion to determine the employees who will be granted Awards, the type and number of Awards to be granted, the manner in which Awards may be settled and the manner in which Awards may be deferred. The Committee also has the sole discretion to prescribe the form of award agreements, to adopt or alter rules and regulations, to appoint agents to administer the Plan, to correct defects or inconsistencies, to construe and interpret the Plan, to accelerate the exercisability of Awards, and to determine the terms and conditions of Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make awards to participants who are executive officers of the Company. The portion of the Plan that relates to outside directors is administered by the full board of directors upon the recommendations of the Nominating and Corporate Governance Committee, rather than by the Committee.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation.

Restricted Share Units and Dividend Equivalents.    Each restricted share unit represents the right upon vesting to receive one share of our common stock. In addition, each restricted share unit gives the holder the right to receive a dividend equivalent. The number of restricted share units granted to any employee, as well as the vesting schedule (including whether or not the vesting is time-based or performance-based) and other terms, varies depending on position, pay grade and other factors. The terms under which grants are made to participants generally provide that if a holder of restricted share units leaves the Company, other than as a result of death, disability or retirement, prior to the date the restricted shares units vest, the restricted share units are forfeited and the underlying shares of common stock remain available thereafter for grants of awards; however, the Committee has authority to waive forfeiture in whole or in part. In the event of a change of control, restricted share units may accelerate and vest.

Dividend equivalents are rights to receive cash, shares or other property equal in value to dividends paid with respect to a specified number of shares. Dividend equivalents may be granted independently or in connection with another award, and we have typically granted dividend equivalents in connection with awards of restricted share units.

Performance-Based Compensation.    In setting the performance goals for performance shares and performance units as well as for performance-based restricted shares and restricted share units, the Committee determines a performance period of one or more years and bases the goals on one or more of the following performance criteria: total shareholder return, earnings per share, operating income, net income, pro forma net income, return on shareholders’ equity, return on designated assets, shareholder value added, revenues, capital gains, expenses, operating profit margin, operating cash flow, net profit margin, and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance goals may be determined by reference to us, to a subsidiary or affiliate of ours, or to a division or unit of the foregoing.

For a description of the time-based and performance based restricted share units that are granted by our Compensation Committee under our current executive compensation program, see “Compensation Discussion and Analysis—Executive Officer Compensation Structure—Long-Term Incentive Compensation—Restricted Share Unit Terms” above.

Director Fees.    Under the Plan, the board of directors currently requires that a portion of each outside director’s fees be paid in the form of our common stock. These shares are issued to the outside directors at the beginning of each year, or promptly following the outside director’s election or appointment to the board of directors. In addition, each director may elect whether to receive the remaining portion of his or her fees in cash or in shares of our common stock, or a combination of both. If a director elects to receive retainers and attendance fees in shares of our common stock, the number of shares to be distributed to a director in lieu of cash compensation is determined by dividing the elected dollar amount of cash compensation by the average of our high and low common stock price on the last day of the immediately preceding quarter (or, if such day was not a trading day, on the next preceding day the shares were traded) as reported on the New York Stock Exchange Composite Listing.

Options and Stock Appreciation Rights.    The Committee may grant Options or SARs, or any combination of the foregoing. In connection with any such award, the Committee would determine the terms of the award including, among other items, exercise price, term and form of payment upon exercise. However, the Plan does not allow the exercise price of Options or SARs to be reduced directly or indirectly without shareholder approval, except in connection with certain corporate transactions.

Other Share-Based Awards.    The Committee is authorized to grant other stock-based awards subject to such terms and conditions as it may prescribe.

New Plan Benefits

The amount, type and terms of grants to be made in the future under the Plan are not determinable at this time as they are within the discretion of the Committee or the board of directors, as applicable. The following table sets forth information about awards under the Plan in 2010.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

GRANTS MADE DURING 2010

	Employees	Directors
Name and Position	Restricted Share Units & Performance- Based Restricted Share Units (#)	Stock Awards (#)	Fees and Retainers Payable in Stock (#)	Deferred Dividend Equivalents Payable in Stock (#)
William B. Moore President and Chief Executive Officer	196,800	—	—	—

Douglas R. Sterbenz Executive Vice President and Chief Operating Officer	87,000	—	—	—

Mark A. Ruelle Executive Vice President and Chief Financial Officer	87,000	—	—	—

Larry D. Irick Vice President, General Counsel and Corporate Secretary	45,000	—	—	—

James J. Ludwig Executive Vice President, Public Affairs and Consumer Services	45,000	—	—	—

Executive Group (eight executive officers including the named executive officers)	508,050	—	—	—

Non-Employee Directors	—	20,937	6,419	9,380

Non-Executive Officers and Employees	271,200	—	—	—

Tax Consequences

THE FOLLOWING DISCUSSION IS INTENDED TO PROVIDE AN OVERVIEW OF THE U.S. FEDERAL INCOME TAX LAWS WHICH ARE GENERALLY APPLICABLE TO AWARDS GRANTED UNDER THE PLAN AS OF THE DATE OF THE PROXY STATEMENT. PEOPLE OR ENTITIES IN DIFFERING CIRCUMSTANCES MAY HAVE DIFFERENT TAX CONSEQUENCES AND THE TAX LAWS MAY CHANGE IN THE FUTURE. THIS DISCUSSION IS NOT TO BE CONSTRUED AS TAX ADVICE.

Upon receipt of an unvested restricted share, restricted share unit, dividend equivalent, performance unit or performance share, the participant will not have taxable income, and upon vesting or settlement of the award, the participant will recognize ordinary income equal to the fair market value of the underlying shares and/or any cash at such time. In the case of restricted shares, the participant may elect to be taxed at the time of the award instead of the vesting date.

The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an award by electing to have us withhold otherwise deliverable shares or delivering to us then-owned shares having a value equal to the amount required to be withheld.

Generally, we will be entitled to a tax deduction for an award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other three most highly compensated executive officers other than our chief financial officer, who is not subject to the limitations contained in Section 162(m). The general rule is that annual compensation paid to any of these specified executives, other than the chief financial officer, will be deductible only to the extent that it does not exceed $1 million. We can preserve the deductibility of certain compensation in excess of $1 million, however, if we comply with conditions imposed by Section 162(m), including: (1) the establishment of a maximum amount with respect to which Awards may be granted to any one employee during a specified time period; and (2) inclusion in the Plan of performance goals which must be achieved prior to payment for restricted shares, restricted share units, performance units and performance shares. The Plan has been designed to permit the Committee to grant Awards that are intended to satisfy the requirements of Section 162(m).

The grant of a stock option or stock appreciation right at fair market value will create no tax consequences for the participant or us. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a stock option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable holding period, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price, or (ii) the amount realized upon disposition minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option generally will result in only capital gain or loss. For nonqualified stock options and stock appreciation rights, the participant will generally recognize ordinary income at the time of exercise in an amount equal to the difference between the aggregate exercise price and the fair market value of the shares at the date of exercise. Except as discussed herein, we will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but we will be entitled to no tax deduction relating to amounts that represent capital gain to a participant.

Certain Awards granted under the Plan may be subject to Section 409A of the U.S. Internal Revenue Code. Section 409A provides strict rules for deferral elections, if any, and the triggers and timing of payments of deferred compensation. The Plan is intended to comply with Section 409A. A failure to comply with Section 409A results in a significant additional tax on the individual who receives the deferred compensation but does not impact our ability to deduct amounts related to deferred compensation. Section 409A generally does not apply to incentive stock options, nonqualified stock options and stock appreciation rights issued at fair market value, or restricted stock under the Plan. Section 409A may apply to restricted share units, performance units and performance shares under the Plan to the extent such awards are settled after 2  1/2 months following the end of the calendar year in which the forfeiture restrictions on any such Awards lapse.

Votes Required for Approval

Under New York Stock Exchange rules, the approval of the amendment to the Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock. Further, broker non-votes do not count as votes cast but do count for purposes of calculating voting power of the total outstanding shares of stock. Thus, abstentions have the same effect as a vote “against” the amendment, and abstentions and broker non-votes could impair approval of the proposed amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE WESTAR ENERGY, INC. LONG TERM INCENTIVE AND SHARE AWARD PLAN AND THAT YOU APPROVE THE MATERIALS TERMS OF THE PERFORMANCE GOALS THEREUNDER.

ITEM 5 ON THE PROXY CARD

APPROVAL OF AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Our board of directors has approved, subject to shareholder approval, an amendment to our Restated Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue from 150 million to 275 million. If this proposal is adopted, the first sentence of Article VI of the Restated Articles of Incorporation will be amended to read as follows:

“The amount of capital stock of this Corporation shall be 285,600,000 shares of which 275,000,000 shares is Common Stock of the par value of Five Dollars ($5.00) each, 4,000,000 shares is Preference Stock without par value, 600,000 shares is preferred stock of the par value of One Hundred Dollars ($100) each and 6,000,000 shares is preferred stock without par value, all such preferred stock being termed ‘Preferred Stock.’”

We are currently authorized to issue up to 150 million shares of common stock. As of March 21, 2011, after giving effect to approximately 4,526,000 shares of common stock reserved for issuance under the Company’s direct stock purchase plan and employee benefit plans and 28,230,000 shares reserved for issuance under the Bank of New York sales agency financing agreement and the November 2010 forward sale agreement, the Company had approximately 3,666,000 shares of common stock available for issuance. We last increased the number of authorized shares of our common stock from 85,000,000 shares to 150,000,000 shares in 1999. This increase was approved by our shareholders at our May 13, 1999, Annual Meeting.

Our board of directors believes that it is in the best interests of the company and our shareholders to increase the number of authorized shares of common stock in order to provide flexibility to meet our future business needs as they arise, including offerings to raise additional capital in connection with our ongoing construction plans, awards under our equity compensation plans from time to time, possible stock splits or dividends, possible acquisitions of businesses or property, and for other general corporate purposes.

We have no present plans to issue the additional shares that would be authorized by the proposed amendment. However, having these additional shares available for issuance in the future would allow our board of directors to issue shares of common stock without the delay and expense associated with seeking shareholder approval at a special shareholders meeting or waiting until the next annual meeting. Elimination of such delays and expense will better enable us, among other things, to take advantage of changing market and financial conditions.

If the proposed amendment is approved by our shareholders, the newly authorized shares of common stock will be identical to the currently authorized shares of our common stock. The newly authorized shares will also be available for issuance from time to time at the discretion of our board of directors for such purposes and consideration as the board may approve, and without further vote of the shareholders, except as may be required by applicable laws or the rules of the NYSE and any other national securities exchanges on which our common stock is then listed. The proposed amendment will not have any immediate effect on the rights of our existing common shareholders. However, our common shareholders have no preemptive or similar rights, which means that they do not have a prior right to purchase any new issuance of common stock to maintain their proportionate ownership interests. The future issuance of additional shares of common stock authorized by this proposed amendment may decrease the existing common shareholders’ percentage of equity ownership and voting power, may have the effect of diluting the earnings per share and book value of shares held by our common shareholders and may reduce the portion of dividends and liquidation proceeds available to the existing common shareholders.

The proposed amendment has been prompted by business and financial considerations and not by anti-takeover considerations. Nevertheless, if the proposed amendment is approved by our shareholders, the newly authorized shares of common stock could be used to make a change in control of the company more difficult and therefore more unlikely. Our board is not aware of any attempt to take control of the company.

Vote Required for Approval

The proposed amendment must be approved by the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes cast against approval of the proposed amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS AMENDMENT.

ITEM 6 ON THE PROXY CARD

RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Deloitte & Touche LLP has acted as our independent registered public accounting firm since 2002. In February 2011, the Audit Committee appointed Deloitte & Touche LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements, and those of our subsidiaries, for the year ending December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011. You are being asked to ratify and confirm that appointment at the annual meeting.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

Independent Registered Accounting Firm Fees

The aggregate fees, including expenses, of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2010 and 2009 are as follows:

	2010	2009
Audit fees (1)	$1,880,918	$1,951,580
Audit-related fees (2)	105,350	99,100

Total audit and audit-related fees	1,986,268	2,050,680
Tax fees	0	0

Total fees (3)	$1,986,268	$2,050,680

(1)	Audit fees for 2010 include $1,729,841 relating to the audit of our annual consolidated financial statements, the audit of our subsidiary’s annual financial statements, reviews of quarterly financial statements, and the audit of our internal control over financial reporting; $104,641 relating to services provided in connection with certain securities filings; $12,300 relating to an annual review of transfer agent functions performed by our Shareholder Services department; $27,638 relating to interpretation of rules and standards; and $6,498 relating to procedures performed in connection with a filing made to a state regulatory agency.

Audit fees for 2009 include $1,757,364 relating to the audit of our annual consolidated financial statements, the audit of our subsidiary’s annual financial statements, reviews of quarterly financial statements, and the audit of our internal control over financial reporting; $168,679 relating to services provided in connection with certain securities filings; $12,300 relating to an annual review of transfer agent functions performed by our Shareholder Services department; $6,800 relating to interpretation of rules and standards; and $6,437 relating to procedures performed in connection with a filing made to a state regulatory agency.

(2)	Audit-related fees for 2010 include $105,350 relating to the audit of the financial statements of employee benefit plans.

Audit-related fees for 2009 include $99,100 relating to the audit of the financial statements of employee benefit plans.

(3)	For 2010 and 2009, each of the permitted non-audit services were pre-approved by the Audit Committee or the Audit Committee’s chairman pursuant to authority delegated by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent registered public accounting firm before the firm is engaged to render these services. The Audit Committee may consult with management in making its decision, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the persons designated present the pre-approvals to the full committee at the next committee meeting.

In 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy authorizes the chairman of the Audit Committee to pre-approve the retention of the independent registered public accounting firm for audit-related and permitted non-audit services not contemplated by the engagement letter for the annual audit, provided that: (a) these services are approved no more than thirty days in advance of the independent registered public accounting firm commencing work; (b) the fees to be paid to the independent registered public accounting firm for services related to any single engagement do not exceed $50,000; and (c) the chairman advises the Audit Committee of the pre-approval of the services at the next meeting of the Audit Committee following the approval.

The Audit Committee will periodically assess the suitability of our independent registered public accounting firm, taking into account all relevant fees and circumstances, including the possible consideration of the qualifications of other accounting firms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION AND CONFIRMATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The SEC’s rules require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based solely on our review of the reports filed under Section 16(a) of the Exchange Act and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2010, all required filings applicable to our executive officers, directors and owners of more than ten percent of our common stock were made and that such persons were in compliance with the Exchange Act requirements.

Shareholder Proposals

Proposals for Inclusion in the Proxy Statement.    The 2012 Annual Meeting of Shareholders is scheduled to be held on May 17, 2012. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2012 Annual Meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary no later than January 18, 2011, and must otherwise comply with the requirements of Rule 14a-8.

Proposals not Included in the Proxy Statement.    In addition, our articles of incorporation establish an advance notice procedure with regard to certain matters, including shareholder proposals not intended to be included in the Company’s proxy materials mailed to shareholders, to be brought before an annual meeting of shareholders. In general, notice must be received by our Corporate Secretary not less than 60 days nor more than 90 days prior to the annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, such a proposal will need to be received between February 17, 2012, and March 18, 2012, to be presented at the Company’s 2012 Annual Meeting of Shareholders. No such shareholder proposals were received by the deadline for the 2011 Annual Meeting of Shareholders.

If a shareholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the proposal will not be presented for a vote at such meeting.

Director Recommendations and Nominations

Submitting Director Recommendations to the Nominating and Corporate Governance Committee.    If a shareholder wishes the Nominating and Corporate Governance Committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as follows:

•

Timing.     The shareholder must provide the Nominating and Corporate Governance Committee written notice by no later than October 1 of the year prior to the annual meeting of shareholders at which the candidate would seek to be elected.

•	Information. The shareholder’s notice must include the following information:

•	The name and address of the shareholder making the submission and the name, address and telephone number of the candidate to be considered;

•

The class or series and number of shares of the Company’s stock that are beneficially owned by the shareholder making the submission, a description of all arrangements or understandings between the shareholder and the candidate with respect to the candidate’s nomination and election as a director, and an executed written consent of the candidate to serve as a director of the Company if so elected;

•	A copy of the candidate’s resume and references; and

•

An analysis of the candidate’s qualifications to serve on the board of directors and on each of the board’s committees in light of the criteria set forth in our Corporate Governance Guidelines and established by the Nominating and Corporate Governance Committee (including all regulatory requirements incorporated by references therein).

Shareholder Nominations Made at the Annual Meeting of Shareholders.    The Company’s articles of incorporation provide that shareholders may nominate persons for election as directors and have such nominees’ names included on the ballot distributed at the annual meeting by providing our Corporate Secretary written notice not less than 60 days nor more than 90 days prior to the annual meeting. The notice must contain prescribed information about the proponent and each nominee, including the information about the nominee that would have been required to be included in a proxy statement filed under SEC rules had such nominee been nominated by the board of directors. Such a nomination will need to be received between February 17, 2012, and March 18, 2012, to be presented at the Company’s 2012 Annual Meeting of Shareholders. No such shareholder nominations were received by the deadline for the 2011 Annual Meeting of Shareholders.

If a shareholder who has notified the Company of his intention to make a nomination at an annual meeting does not appear or send a qualified representative to make his nomination at such meeting, the nominee will not be included on the ballot distributed at the meeting.

Annual Report to Shareholders

Our Annual Report to Shareholders for the year ended December 31, 2010, was mailed to shareholders who have elected to receive copies on or about April 8, 2011, and is also available for viewing on the Internet at www.westarenergy.com/proxy. The Annual Report contains financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

Under the laws of Kansas, where we are incorporated, no business other than procedural matters may be raised at the annual meeting unless proper notice to the shareholders has been given. We do not expect any business to come up for shareholder vote at the meeting other than the items identified in this notice and proxy statement. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

No Incorporation by Reference

Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be incorporated by reference into any document filed with the SEC. The information contained on our Internet website is not part of this document.

Questions

If you have any questions or need more information about the annual meeting, write to:

Westar Energy, Inc.

P.O. Box 750320

Topeka, Kansas 66675-0320

Attention: Shareholder Services

or call us at (800) 527-2495 or (785) 575-6394.

Notices and Requests

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, and all requests and other notices that we have stated you should direct to our Corporate Secretary should be sent to:

Westar Energy, Inc.

818 S. Kansas Avenue

Topeka, Kansas 66612

Attention: Corporate Secretary

By Order of the Board of Directors,

Larry D. Irick

Vice President, General Counsel and

Corporate Secretary

Topeka, Kansas

April 8, 2011

Westar Energy, Inc.

Appendix A

To

Notice and Proxy Statement

Companies Included in the Towers Watson

2009 Energy Services Industry Executive Compensation Database

AEI Services

AGL Resources

Allegheny Energy

Allete

Alliant Energy

Ameren

American Electric Power

Areva NP

ATC Management

Atmos Energy

Avista

BG US Services

Black Hills Power and Light

California Independent System Operator

Calpine

CenterPoint Energy

Cleco

CMS Energy

Colorado Springs Utilities

Consolidated Edison

Constellation Energy

CPS Energy

DCP Midstream

Dominion Resources

DPL

Duke Energy

Dynegy

E.ON U.S.

Edison International

El Paso Corporation

Electric Power Research Institute

Enbridge Energy

Energen

Energy Future Holdings

Energy Northwest

Entergy

EPCO

ERCOT

Exelon

FirstEnergy

FPL Group

Garland Power & Light

GDF SUEZ Energy North America

Hawaiian Electric

IDACORP

Integrys Energy Group

ISO New England

Knight

Lower Colorado River Authority

MDU Resources

MGE Energy

Midwest Independent Transmission System Operator

Mirant

New York Independent System Operator

New York Power Authority

Nicor

Northeast Utilities

NorthWestern Energy

NRG Energy

NSTAR

NV Energy

NW Natural

OGE Energy

Oglethorpe Power

Omaha Public Power

Otter Tail

Pacific Gas & Electric

Pepco Holdings

Pinnacle West Capital

PJM Interconnection

PNM Resources

Portland General Electric

PPL

Progress Energy

Public Service Enterprise Group

Puget Energy

Regency Energy Partners LP

Reliant Energy

Salt River Project

SCANA

Sempra Energy

Southern Company Services

Southern Union Company

Southwest Power Pool

Spectra Energy

STP Nuclear Operating

TECO Energy

Tennessee Valley Authority

TransCanada

UIL Holdings

UniSource Energy

Unitil

Westar Energy

Westinghouse Electric

Williams Companies

Wisconsin Energy

Wolf Creek Nuclear

Xcel Energy

A-1

WESTAR ENERGY, INC.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

AS AMENDED AND RESTATED

JANUARY 1, 2011

WESTAR ENERGY, INC.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

(Originally Effective January 1, 1996)

(Amended and Restated Effective January 1, 2011)

The Westar Energy, Inc. Long Term Incentive and Share Award Plan (“Plan”) is amended and restated by Westar Energy, Inc. (“Company”) this 1st day of May, 2008, to be effective January 1, 2011.

WHEREAS, the Plan was originally established by the Company effective January 1, 1996;

WHEREAS, the Plan has been amended by amendments effective June 30, 1999, October 1, 2000, February 9, 2001, March 1, 2008 and January 1, 2009; and

WHEREAS, the Company intends to amend and restate the Plan in order to increase the number of shares subject to the Plan and to make certain other amendments.

NOW, THEREFORE, the Company hereby amends and restates the Plan as follows:

1.    Purposes.   The purposes of the 1996 Long Term Incentive and Share Award Plan are to advance the interests of Westar Energy, Inc. and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company and certain of its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.    Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below unless a different meaning is plainly required by the context:

(a)      “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b)      “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Employee under the Plan.

(c)      “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)      “Beneficiary” means the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)      “Board” means the Board of Directors of the Company.

(f)      “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)      “Committee” means the Human Resources Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(c) of the Code.

(h)      “Company” means Westar Energy, Inc., a corporation organized under the laws of the state of Kansas, or any successor corporation.

(i)      “Director” means a non-employee member of the Board.

(j)      “Director’s Share” means a share granted to a Director under Section 7.

(k)      “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis pursuant to the 2005 Deferred Compensation Plan, if applicable.

(l)      “Eligible Employee” means an employee of the Company or its Subsidiaries and Affiliates, including any director who is an employee, who is responsible for or contributes to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates.

(m)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n)      “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the shares are listed on any established stock exchange or on a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

(o)      “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p)      “NQSO” means any Option that is not an ISO.

(q)      “Option” means a right, granted under Section 5(b), to purchase Shares.

(r)      “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

2

(s)      “Participant” means an Eligible Employee or Director who has been granted an Award or Director’s Shares under the Plan.

(t)      “Performance Share” means a performance share granted under Section 5(f).

(u)      “Performance Unit” means a performance unit granted under Section 5(f).

(v)      “Plan” means this 1996 Long Term Incentive and Share Award Plan.

(w)      “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(x)      “Restricted Share Unit” means a right granted under Section 5(e), to receive Shares or cash at the end of a specified restricted period.

(y)      “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z)      “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(aa)    “Shares” means common stock, $5.00 par value per share, of the Company.

(bb)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 100% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(cc)    “2005 Deferred Compensation Plan” means the Westar Energy, Inc. 2005 Deferred Compensation Plan, a copy of which is attached as Exhibit A and incorporated herein.

3.    Administration.

(a)    Authority of the Committee.  Except as provided in subsection (e) of this Section 3, the Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Eligible Employees to whom Awards may be granted;

(ii)	to designate Affiliates;

(iii)	to determine the type or types of Awards to be granted to each Eligible Employee;

(iv)

to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award,

3

and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)	[reserved]

(vii)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder,

(x)	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xi)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)      Mannerof Exercise of Committee Authority.  The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)      Limitationof Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4

(d)    Limitation on Committee’s Discretion.  Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e)    Administration of Directors’ Portion.  Anything in this Plan to the contrary notwithstanding, the portion of this Plan relating to Directors shall be administrated by the full board. Since grants to Directors are either automatic or based on the elections of Directors, this function will be limited to interpretation and general administrative oversight.

4.     Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards and Director’s Shares under the Plan shall be 9,000,000. No Award or Director’s Shares may be granted if the number of Shares to which such Award or Director’s Share relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards or Director’s Shares are forfeited, canceled, terminated, exchanged or surrendered or such Award or Director’s Shares is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award or Director’s Shares shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards or Director’s Shares under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which Options or SARs may be granted during a calendar year to any Eligible Employee under this Plan shall be 350,000 Shares or with respect to Performance Shares, Performance Units, Restricted Shares and Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the equivalent of 1,000,000 shares during a calendar year to any Eligible Employee, without respect to associated dividend equivalents. To the extent that any cash award made pursuant to Section 5(h) does not otherwise constitute a share-based award subject to the foregoing 1,000,000 share per calendar year limitation, in no event shall such cash award exceed 500% of the Eligible Employee’s base salary (up to a maximum base salary of $2,000,000) as of the first day of such calendar year (or, if later, as of the date on which the Eligible Employee becomes an employee of the Company or a subsidiary thereof); provided, however, that if the Performance Period applicable to such cash award exceeds twelve months, the 500% limit shall apply to each 12-month period in the Performance Period.

(b) Any Shares distributed pursuant to an Award or Director’s Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired by purchase in the open market or in private transactions.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with

5

respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d) Anything in this Plan to the contrary notwithstanding, except in connection with a corporate transaction involving the Company or any Subsidiary or Affiliate (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event may the Committee (i) grant Options or SARs in replacement of Options or SARs previously granted under this Plan or any other compensation plan of the Company, or amend outstanding Options or SARs (including amendments to adjust an exercise price), in each case with a lower exercise price than that of the replaced or outstanding Option or SAR, (ii) cancel outstanding Options or SARs in exchange for a cash payment or for a grant of replacement Options or SARs or (iii) engage in any transaction that would be deemed a repricing under the applicable rules of the New York Stock Exchange or other governing body, in each case (i), (ii) or (iii) without first obtaining the approval of the Company’s shareholders.

5.    Specific Terms of Awards.

(a)     General.  Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Employee.

(b)     Options.  The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Employees on the following terms and conditions:

(i)	Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)	Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Employees.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan.

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(c)  SARs.  The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Employees on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Eligible Employee to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market value of one Share on the date of exercise (or if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)	Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Employees, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter, and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d)  Restricted Shares.  The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

(i)	Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or

7

regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)	Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)	Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment pursuant to the 2005 Deferred Compensation Plan, if applicable, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)  Restricted Share Units.  The Committee is authorized to grant Restricted Share Units to Eligible Employees, subject to the following terms and conditions:

(i)	Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur not later than sixty (60) days after expiration of the restricted period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Employee) or deferred for payment pursuant to the 2005 Deferred Compensation Plan, if applicable. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the restricted period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such criteria were in fact satisfied. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or

8

may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part, in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f)  Performance Shares and Performance Units.  The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Employees on the following terms and conditions:

(i)	Performance Period and Criteria. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: total shareholder return, earnings per share, operating income, net income, pro forma net income, return on shareholders’ equity, return on designated assets, shareholder value added, revenues, capital gains, expenses, operating profit margin, operating cash flow, net profit margin, and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing.

(ii)	Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Employee or group of Eligible Employees with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Employee as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii)	Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

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(v)	Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing not later than sixty (60) days after the end of the relevant Performance Period. The Committee must certify in writing prior to payment of any Performance Share or Performance Unit that the performance objectives and any other material items were in fact satisfied.

(g)  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Eligible Employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)  Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.    Certain Provisions Applicable to Awards.

  (a)    Stand Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either at the same time as or a different time from the grant of such other Awards or awards. Subject to Section 4(d), the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion.

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  (b)  Terms of Awards.  The term of each Award granted to an Eligible Employee shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  (c)  Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis pursuant to the 2005 Deferred Compensation Plan, if applicable.

  (d)  Nontransferability.  Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Employee only by such Eligible Employee or his guardian or legal representative. An Eligible Employee’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employees creditors.

7.    Directors’ Fees.

  (a)  Grant of Shares and Other Awards.  Each Director Participant shall receive such portion of his/her Director fees in such number of Shares and/or in such number and type of other Awards as shall be established from time to time by the Board by grants made pursuant to this Plan, with the remainder of such Director fees to be payable in cash or in Shares as elected by the Director Participant in accordance with Section 7(b) below. The Board shall have the same authority to establish the terms and conditions of any Awards granted pursuant to this Section 7(a) as the Committee has with respect to Awards granted under Section 5 of the Plan. Any Awards granted pursuant to this Section 7(a) shall be considered Awards for all purposes of this Plan (notwithstanding that they are granted to Directors rather than Eligible Employees) except that the Board shall exercise all powers otherwise exercisable by the Committee with respect to such Awards.

  (b)  Election to Determine Percentage or Amount of Compensation to be Paid in Stock.  Each Director Participant shall have an opportunity to elect to have the remaining portion of his/her Director fees paid in cash or shares, or a combination thereof. Except for the initial election following adoption of the plan or the Director’s election to the Board, any such election shall be made in writing and must be made at least six months before the services are rendered giving rise to such compensation, and may not be changed thereafter except as to compensation for services rendered at least six months after any such election to change is made in writing. In the absence of such an election, such remaining portion of the Director’s fees shall be paid entirely in cash. Nothing contained in this Section 7(b) shall be interpreted in such a manner as would disqualify the Plan from treatment as a “formula plan” under Rule 16b-3.

  (c)  Amount and Date of Payment for Stock Compensation.

(i)

For any Plan Year in which a Director is a Participant for the full Plan Year, any Stock compensation due a Director Participant pursuant to Sections 7(a) shall be payable at the beginning of such plan year, and with respect to Section 7(b) above shall be payable on a quarterly basis, with the first such quarterly distribution being made on April 1 and succeeding quarterly distributions being made on July 1, October 1, and January 1. The amount of stock to be distributed

11

to a Director Participant shall be determined by dividing the Director Participant’s required and elected dollar amount of stock compensation by the Fair Market Value of the Shares.\

(ii)	Notwithstanding the foregoing, for purposes of the 1996 Plan Year, no stock distributions shall be made prior to receipt of all requisite approvals; provided, however, that once the requisite approvals of the Plan are received, the stock distributions shall be made as soon as practicable thereafter and shall include any stock distributions which would have been made had the requisite approvals been obtained on the Effective Date. The stock distributions to be made in accordance with this Section 7(c)(2) shall be valued in accordance with the provisions of Section 7(c)(1).

8.     Change of Control Provisions.

(a)	Acceleration of Exercisability and Lapse of Restrictions; Cash-Out of Awards. In the event of a Change of Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant.

(i)	All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse of restrictions or limitations is waived by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

(ii)	For a period of up to 60 days following a Change in Control, the Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change of Control Price of any Shares or the Fair Market Value of any property other than Shares relating to such Award; provided, however, that in the case of an Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, the cash payment shall be based upon the Fair Market Value of Shares on the date of exercise. In the event that an Award is granted in tandem with another Award such that the Participant’s right to payment for such Award is an alternative to payment of another Award, the Participant electing to surrender any such tandem Award shall surrender all alternative Awards related thereto and receive payment for the Award which produces the highest payment to the Participant. Except as provided in Section 8(a)(iii), in no event will an Award be surrendered or a Participant have the right to receive cash under this Section 8(a)(ii) with respect to an Award if the Participant is subject to Section 16 of the Exchange Act and at least six months shall not have elapsed from the date on which the Participant was granted the Award before the date of the Change of Control (unless this restriction is not at such time required under Rule 16b-3).

(iii)

In the event that any Award is subject to limitations under Section 8(a)(ii) at the time of a Change of Control, then, solely for the purpose of determining the rights of the Participant with respect to such Award, a Change of Control shall be

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deemed to occur at the close of business on the first business day following the date on which the Award could be sold without liability under Section 16 of the Exchange Act.

(b)    Definitions of Certain Terms.  For purposes of this Section 8, the following definitions, in addition to those set forth in Section 2, shall apply:

(i)    “Change of Control” means the occurrence of any one of the following events:

(1)	individuals who, on May 17, 2000, constitute the Board (the ‘Incumbent Directors’) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 17, 2000, whose election or nomination for election was approved by a vote of at least three-fourths of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(2)	any `person’ (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the ‘Exchange Act’) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the ‘Company Voting Securities’); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (3));

(3)

the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a ‘Business Combination’), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the ‘Surviving Corporation’), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the ‘Parent Corporation’), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related

13

trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a ‘Non-Qualifying Transaction’); or

(4)	the consummation of a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

For purposes of this definition, ‘subsidiary’ shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets upon liquidation or dissolution.

(ii)	“Change of Control Price” means, with respect to a Share, the higher of (a) the highest reported sales price of Shares on the New York Stock Exchange during the 30 calendar days preceding a Change of Control, or (b) the highest price paid or offered in a transaction which either (i) results in a Change of Control, or (ii) would be consummated but for another transaction which results in a Change of Control and, if it were consummated, would result in a Change of Control. With respect to clause (b) in the preceding sentence, the “price paid or offered” will be equal to the sum of (i) the face amount of any portion of the consideration consisting of cash or cash equivalents and (ii) the fair market value of any portion of the consideration consisting of real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Committee.

(iii)	“Related Party” means (a) a wholly-owned subsidiary of the Company; or (b) an employee or group of employees of the Company or any wholly-owned subsidiary of the Company; or (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any wholly-owned subsidiary of the Company; or (d) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.

(iv)	“Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

9.    General Provisions.

  (a)    Compliance with Legal and Trading Requirements.  The Plan, the granting and exercising of Awards or Director’s Shares thereunder, and the other obligations of the Company under the Plan and

14

any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award or Director’s Share until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

(b)    No Right to Continued Employment or Service.  Neither the plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s or director’s employment or service at any time.

(c)    Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee’s tax obligations.

(d)    Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required (i) in order to insure that Awards granted under the Plan are exempt under Rule 16b-3 or (ii) under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award or Director’s Shares theretofore granted to him or her. Notwithstanding the other provisions of this paragraph, Section 7 and the other provisions of this Plan applicable to Director’s Shares may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(e)    No Rights to Awards; No Shareholder Rights.  No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

(f)    Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award or Director’s Shares, nothing contained in the Plan or any Award or Director’s Share shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

15

(g)    Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)    Not Compensation for Benefit Plans.  No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

(i)    No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award or Director’s Option. Cash shall be paid in lieu of such fractional shares.

(j)    Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Kansas without giving effect to principles of conflict of laws.

(k)    Effective Date; Plan Termination.  The Plan shall become effective as of January 1, 1996, (the “Effective Date”) upon approval by the affirmative votes of the holders of a majority of voting securities of the Company voting upon the adoption of the plan. The Plan shall terminate as to future awards on June 30, 2019.

(l)    Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

IN WITNESS WHEREOF, the Company hereby adopts the foregoing amended and restated Long Term Incentive and Share Award Plan the date first above written, to be effective January 1, 2011.

WESTAR ENERGY, INC.

Mark A. Ruelle
Executive Vice President and
Chief Financial Officer

Dated

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ATTACHMENT A

Westar Energy, Inc.

2005 Deferred Compensation Plan

January 1, 2005

WESTAR ENERGY, INC.

2005 DEFERRED COMPENSATION PLAN

The WESTAR ENERGY, INC. 2005 DEFERRED COMPENSATION PLAN (“Plan”) is adopted effective January 1, 2005. The Plan is established and maintained by WESTAR ENERGY, INC. solely for the purpose of permitting certain of its senior management employees to defer a portion of their base salary, bonus and incentive compensation from current income taxation and receive such deferred amounts at a future date.

Accordingly, WESTAR ENERGY, INC. hereby adopts the Plan pursuant to the terms and provisions set forth below:

ARTICLE I

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1      “Account” means the account maintained by Company under Plan for a Participant that is credited with amounts contributed under Section 3.1 of Plan and any gains and losses on such amounts as required to be credited or debited by Article IV. A Participant’s Account shall contain subaccounts, if applicable, as follows: (1) Cash Deferral Account and (2) Stock Deferral Account.

1.2      “Beneficiary” means the person or persons designated by a Participant, on a form made available by Committee for such purpose (a copy of which is attached hereto as Exhibit A) to receive any amounts credited to a Participant’s Account under this Plan that remain undistributed at Participant’s death.

1.3      “Board” means the Board of Directors of Company.

“Cash Deferral Account” means the subaccount established and maintained by the Company for specified deferrals of cash compensation by a Participant, as described in Article III. A Cash Deferral Account will be maintained solely as a bookkeeping entry by Company to evidence unfunded obligations of Company.

1.4      “Change of Control Event” means any one of events (a), (b) or (c):

  (a)        Change in the Ownership of Company.

  Any one person, or more than one person acting as a group (as defined below in (d)) acquires ownership of stock of Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Company.

  (b)        Change in the Effective Control of Company.

  Either (i) any one person, or more than one person acting as a group (as defined below in (d)), acquire (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company possessing 35 percent or more of the total voting power of the stock of Company; or (ii) a majority of members of

Company’s Board is replaced during any 12-month period by directors whose apportionment or election is not endorsed by a majority of the members of Company’s Board prior to the date of the appointment or election.

  (c)        Change in the Ownership of a Substantial Portion of Company’s Assets.

  Any one person, or more than one person acting as a group (as defined below in (d)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Company that have a total gross fair market value (“gross fair market value” means the value of the assets of Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets) equal to or more than 40 percent of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions.

  (d)        Persons Acting as a Group.

  Persons will not be considered to be acting as a group solely because they purchase or own stock, or purchase assets, of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the corporation. If a person, including an entity or entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation (only with respect to the ownership in that corporation in the case of a change in the Effective Control of a Company or only to the extent of the ownership in that corporation in the case of a Change in the Ownership of a Substantial Portion of a Company’s Assets) prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

1.6      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.7      “Committee” means the Nominating and Corporate Governance Committee of the Board to administer Plan. The Committee shall be the Plan Administrator.

1.8      “Company” means WESTAR ENERGY, INC., a Kansas corporation, and any affiliated company which Westar Energy, Inc. authorizes to be a participating employer hereunder.

1.9      “Compensation” means the aggregate compensation paid to a Participant by Company during a Plan Year, including salary, commissions, bonuses, Incentive Compensation and all other items that constitute wages within the meaning of Code Section 3401(a) or are required to be reported under Code Sections 6041(d), 6051(a)(3) or 6052. Compensation also includes Compensation Reduction Contributions under this Plan and any elective deferrals under cash-or-deferred arrangements or cafeteria plans that are not includable in gross income by reason of Code Section 125 or Code Section 402(e)(3), but does not include any other amounts contributed pursuant to, or received under, Plan or any other plan of deferred compensation. Compensation excludes all compensatory income received by a participant with respect to the exercise of stock options or the delivery of option shares following the exercise of such options, compensatory income attributable to the vesting of restricted stock granted to a Participant under Company’s compensatory stock plan, relocation reimbursements paid by Company, and automobile allowances.

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1.10      “Compensation Reduction Agreement” means the written compensation reduction agreement entered into by a Participant with Company in the form attached hereto as Exhibit A in any Plan Year.

1.11      “Disability” means a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Company.

1.12      “Dividend Equivalents” has the meaning given in Section 4.2 hereof.

1.13      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations relating thereto.

1.14      “Incentive Compensation” means any payment under the Westar Energy, Inc. Long Term Incentive and Share Award Plan.

1.15      “Participant” means an employee of Company who is designated by the Board as being one of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 (“ERISA”) with respect to whom contributions may be made under this Plan.

1.16      “Plan” means the Westar Energy, Inc. 2005 Deferred Compensation Plan.

1.17      “Plan Year” means the calendar year.

1.18      “Prime Rate” means the prime rate of interest in effect on the first business day of the applicable calendar year as such rate is reported by the Wall Street Journal (or, if no longer reported by the Wall Street Journal, such other nationally recognized publication as selected by the Administrator).

1.19      “Separation from Service” means a Participant’s death, retirement or other termination of employment with Company. A Separation from Service shall not occur if a Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Participant has a right (either by contract or by statute) to reemployment with Company.

1.20      “Stock” means the common stock of Company or such other securities or rights economically related to the common stock or other capital stock or securities of Company as may be designated by the Committee, including restricted shares of Company’s common stock and restricted share units.

1.21      “Stock Deferral Account” means the subaccount established and maintained by Company for specified deferrals of Stock compensation by a Participant, as described in Article III. A Stock Deferral Account will be maintained solely as a bookkeeping entry by Company to evidence unfunded obligations of Company.

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1.22      Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

ARTICLE II

ELIGIBILITY

A senior management employee of Company is eligible to become a Participant in Plan for a particular Plan Year provided such employee has been designated in writing as a Participant for such Plan Year by the Board.

ARTICLE III

PLAN CONTRIBUTIONS

3.1      Compensation Reduction Contributions.

  (a)      Any Participant may elect to defer the receipt of a portion of the Compensation otherwise payable to Participant by Company in any Plan Year. The amount deferred pursuant to this Section 3.1(a) shall be a Compensation Reduction Contribution allocated to the Account maintained for the Participant for such Plan Year which Account shall have the following subaccounts, if applicable: (1) Cash Deferral Account and (2) Stock Deferral Account.

  (b)      Notwithstanding Section 3.1(a), a Participant may not make Compensation Reduction Contributions to this Plan during any period for which contributions must be suspended in accordance with Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(B)(4) as a condition of such Participant’s receipt of a hardship withdrawal from any plan of Company which includes a qualified cash or deferred arrangement under Code Section 401(k), if any.

3.2      Compensation Reduction Agreement.  As a condition to Company’s obligation to make a Compensation Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, Participant must execute a Compensation Reduction Agreement and Beneficiary Designation in the form attached hereto as Exhibit A. Any deferral election made by a Participant shall be irrevocable with respect to the Plan Year covered by such election. A Compensation Reduction Agreement for any Plan Year shall be made and delivered to Company before the beginning of the Plan Year in which services relating to the Compensation for such Plan Year to be deferred are performed and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to Company prior to the beginning of the Plan Year in which such revocation is to be effective; PROVIDED, that for the Plan Year in which a Participant first becomes eligible to participate in Plan, and has not in the past two years been eligible to participate in any other nonqualified deferred compensation plan which would be aggregated with Plan pursuant to Treasury Regulation Section 1.409A-1, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date Participant becomes eligible to participate in Plan; PROVIDED FURTHER, that in the case of any deferral from performance-based compensation, such election must be filed with Company no later than June 30 of the performance period for which a Participant receives such performance-based compensation; PROVIDED FURTHER, that an election to defer any award of Incentive Compensation that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date of the award must be made (1) on or before the 30th day after the award date and (2) at least 12 months in advance of the earliest date at which the forfeiture condition could lapse.

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ARTICLE IV

EARNINGS ON CONTRIBUTIONS

4.1      Cash Deferral Account.  Amounts credited to a Cash Deferral Account shall earn interest at a rate, with respect to any Plan Year, equal to the Prime Rate plus one (1%) percent, and such interest will be credited to the Cash Deferral Account from time to time; PROVIDED, HOWEVER, that during the time period that installment payments are being made from a Cash Deferral Account, any balance of the Cash Deferral Account shall earn interest at a rate, with respect to any Plan Year, equal to the Prime Rate, and such accrued interest will be paid together with the next distribution from the Account.

4.2      Stock Deferral Account.  A Participant is deemed to receive “dividends” on the shares of Stock credited to the Participant’s Stock Deferral Account equal to the dividends paid on the Stock and such other dividend rights related to Stock, if any, whether vested or unvested, granted to the Participant as such rights are approved by the Committee (“Dividend Equivalents”). The notional dollar amount of the Dividend Equivalents will be converted into additional share credits of Stock, including fractional share credits, and credited to the Participant’s Stock Deferral Account by dividing (x) the notional dollar amount of the Dividend Equivalents by (y) the average of the highest and lowest sales price of Company’s Stock for the three (3) trading days immediately preceding the dividend payment date, unless the Committee determines that another procedure for determining conversion would be more appropriate; PROVIDED, HOWEVER, that during the time period that installment distributions are being made from a Stock Deferral Account, the notional dollar amount of Dividend Equivalents earned on the balance of the Stock Deferral Account shall be paid together with the next distribution from the Account.

The Stock Deferral Account will be adjusted for any stock dividends, stock splits or like events as determined by the Committee.

ARTICLE V

DISTRIBUTIONS

5.1      Distribution – General Rule.  All amounts credited to a Participant’s Account, including gains/losses credited/debited in accordance with Article IV of the Plan, shall be distributed to or with respect to a Participant only upon Participant’s Separation from Service with Company and all affiliates thereof for any reason including retirement, death or Disability; provided, however, if a Participant is a “Specified Employee” as defined in Code section 409A(a)(2)(A) (that is, a “Key Employee” as defined in Code section 416(i) without regard to paragraph (5) thereof), no distribution may be made before the date which is 6 months after the date of Participant’s Separation from Service from Company (or, if earlier, the date of death or Disability of Participant). All amounts distributable under Plan shall be distributed in the form of a single lump-sum payment; PROVIDED, HOWEVER, Participant may elect at the time of his initial Compensation Reduction Agreement that instead of receiving a single lump-sum payment, he will receive payment under Plan in installments over a period not to exceed ten (10) years.

If a Participant should die before distribution of the full amount of his Account has been made to him, any remaining amounts shall be distributed to the Participant’s Beneficiary in the manner and at the time heretofore prescribed. If Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, such amount shall be distributed to the Participant’s estate in the manner and at the time heretofore prescribed.

5.2      Distribution – Special Rule.  In addition to or in lieu of the distribution set forth in Section 5.1, a Participant may elect to allocate, in whole or in part, amounts to be credited to his Account

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to a “Fixed Period Subaccount” which shall be distributed as follows: All amounts credited to a Fixed Period Subaccount, including gains/losses credited/debited in accordance with Article IV hereof, shall be distributed to Participant in the form of a single lump-sum payment within thirty (30) days after January 1 of the Plan Year selected for payment by such Participant; PROVIDED, HOWEVER, Participant may elect at the time of his initial Compensation Reduction Agreement that instead of receiving a single-sum payment, he will receive payment under Section 5.2 in installments over a period not to exceed ten (10) years. The minimum initial deferral period for each Subaccount shall be five (5) years. The election to allocate amounts to be credited to a Fixed Period Subaccount shall be made on the Compensation Reduction Agreement and Beneficiary Designation (see Exhibit A) and in accordance with Section 3.2 hereof. A Participant may not modify, alter, amend or revoke such allocation for a Plan Year after such Plan Year begins. Furthermore, amounts in one Fixed Period Subaccount cannot be transferred to another Fixed Period Subaccount.

If a Participant should die before distribution of the full amount of his Account which has been allocated to any Fixed Period Subaccount, any remaining amount shall be distributed to Beneficiary in the manner and at the time heretofore prescribed. If a Participant has not designated a Beneficiary, or no designated Beneficiary is living on the date of the distribution, such amount shall be distributed to Participant’s estate in the manner and at the time heretofore prescribed.

5.3      Unforeseeable Emergency.  The Committee shall have the sole and absolute discretion to grant a Participant’s request to withdraw all or any amount credited to his Account to the extent reasonably needed to satisfy an emergency need created by an Unforeseeable Emergency. An “Unforeseeable Emergency” is a severe financial hardship to Participant resulting from an illness or accident of Participant, Participant’s spouse or a dependent (as defined in Code section 152) of Participant, loss of Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. The circumstances that will constitute an Unforeseeable Emergency will depend on the facts of each case, but in any case, the amount distributed with respect to an emergency shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

5.4      Change in Control Event.  Upon a Change in Control Event as defined in Section 1.5, all amounts credited to a Participant’s Account, including gains/losses credited/debited in accordance with Article IV of Plan, shall be distributed to each Participant in a single lump sum payment not later than thirty (30) days following such Change in Control Event.

5.5      Subsequent Election.  A Participant may elect to defer payment, or change the form of payment, of his Account pursuant to his initial election under Section 5.1 or 5.2, provided (a) the subsequent election is not effective until 12 months after the date on which the subsequent election is made; (b) the first payment with respect to which such subsequent election is made shall be deferred for a period of not less than 5 years from the date such payment would otherwise have been made; and (c) in the case of an initial election under Section 5.2 of Plan, any subsequent election shall be made not less than 12 months prior to the date of the first scheduled payment pursuant to the initial election under Section 5.2 of Plan.

5.6      Special Election Permitted by Notice 2005-1.  There shall be permitted pursuant to this Plan, a special election under Notice 2005-1, Q&A 21, with respect to the deferrals of amounts that are subject to IRC 409A which relate all or in part to services performed on or before December 31, 2005. The requirements of IRC 409A(a)(4)(B) relating to the timing of elections will not be applicable to any election made on or before March 15, 2005.

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ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1      The Administrative Committee.  The Plan is administered by the Committee, which shall be the Plan Administrator for purposes of ERISA. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of Plan.

6.2      Powers of the Committee.  In carrying out its duties with respect to the general administration of Plan, the Committee has, in addition to any other powers conferred by Plan or by law, the following powers:

  (a)      to determine all questions relating to eligibility to participate in Plan;

  (b)      to compute the amount and kind of distributions payable to Participants and their Beneficiaries;

  (c)      to maintain all records necessary for the administration of Plan that are not maintained by Company;

  (d)      to interpret the provisions of Plan and to make and publish such rules for the administration of Plan as are not inconsistent with the terms thereof;

  (e)      to establish and modify the method of accounting for Plan;

  (f)      to employ counsel, accountants, record keepers, and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

  (g)      to perform any other acts necessary and proper for the administration of Plan.

  (h)      total and complete discretion to interpret and construe Plan and to determine all questions arising in the administration, interpretation and application of Plan. Any determination Committee makes under Plan is final and binding upon any affected person.

6.3      Indemnification.

  (a)      Indemnification of Members of the Committee by Company.  Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of a member’s action or failure to act in such capacity, excepting only expenses and liabilities arising out of a member’s own willful misconduct. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

  (b)      Liabilities for which members of the Committee are indemnified.  Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

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  (c)        Company’s right to settle claims. Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of Company.

6.4      Claims procedure.  The Claims Procedure is set forth in Exhibit B attached hereto.

6.5      Expenses of the Committee.  All expenses of the Committee are paid by Company.

6.6      Expenses of the Plan.  The expenses of administering Plan shall be paid by Company.

ARTICLE VII

AMENDMENT OR TERMINATION

7.1      Amendment or Termination.  Company intends Plan to be permanent but, subject to the provisions of Code Section 409A and the regulations thereunder, reserves the right to amend or terminate Plan when, in the sole opinion of Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

7.2      Effect of Amendment or Termination.  No amendment or termination of Plan shall directly or indirectly reduce the balance of any Account held hereunder as of the effective date of such amendment or termination. Upon termination of Plan, distribution of amounts in each Account shall be made to the Participant or Beneficiary in the manner and at the time described in Section 5.1 or 5.2 of Plan as elected by Participant under his initial Compensation Reduction Agreement, or as changed by a subsequent election under Section 5.5 hereof. Except as allowed in compliance with Code Section 409A and the regulations promulgated thereunder, there shall be no acceleration of distributions in the event Plan is terminated. No additional credits of Compensation Reduction Contributions shall be made to the Account of a Participant after termination of Plan, but Company shall continue to credit/debit gains/losses to Accounts pursuant to Article IV until the balance of each such Account has been fully distributed to the Participant or Beneficiary.

ARTICLE VIII

GENERAL PROVISIONS

8.1      Participant’s Rights Unsecured.  Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Company for payment of any distributions hereunder. The right of a Participant or Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of Company, and neither a Participant nor a Beneficiary shall have any rights in or against any specific assets of Company. All amounts credited to an Account shall constitute general assets of Company and may be disposed of by Company at such time and for such purposes as it may deem appropriate.

8.2      No Guarantee of Benefits.  Nothing contained in Plan shall constitute a guaranty by Company or any other person or entity that the assets of Company will be sufficient to pay any benefit hereunder.

8.3      No Enlargement of Employee Rights.  No Participant shall have any right to receive a distribution of contributions made under Plan except in accordance with the terms of Plan. Establishment of Plan shall not be construed to give any Participant the right to be retained in the service of Company.

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8.4      Spendthrift Provision.  No interest of any person or entity in, or right to receive a distribution under, Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.5      Applicable Law.  Plan shall be construed and administered under the laws of the State of Kansas.

8.6      Incapacity of Recipient.  If any person entitled to a distribution under Plan is deemed by Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Company and Plan therefor.

8.7      Unclaimed Benefit.  Each Participant shall keep Company informed of his current address and the current address of any Beneficiary. Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to Company within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of Participant, Company is unable to locate any Beneficiary of Participant, then Company shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary and such benefit shall be irrevocably forfeited.

8.8      Limitations on Liability.  Notwithstanding any of the preceding provisions of Plan, neither Company nor any individual acting as employee or agent of Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with Plan.

8.9      Department of Labor Notice.  Company shall be responsible for filing with the Department of Labor a notice in the form attached hereto as Exhibit C, not later than 120 days after the adoption of this Plan.

IN WITNESS WHEREOF, Company has caused this Plan to be executed by a duly authorized officer this      day of                         , 2006.

WESTAR ENERGY, INC.

By:

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EXHIBIT A

COMPENSATION REDUCTION AGREEMENT

AND

BENEFICIARY DESIGNATION

As a condition of receiving a Compensation Reduction Contribution under the Westar Energy, Inc. 2005 Deferred Compensation Plan, the undersigned agrees as follows:

1.        The cash Compensation otherwise payable to me by Westar Energy, Inc. for any calendar year commencing with the year which begins on January 1, 2006, shall be reduced by              % and the amount of such reduction shall be allocated as a Compensation Reduction Contribution made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for such year to my Cash Deferral Account.

2.        The restricted share units (RSUs) granted to me under an RSU award by Wester Energy, Inc. dated                         , which shall vest on                                     , shall not be paid on such vesting date(s), but instead shall be deferred and allocated as a Compensation Reduction Contribution to my Stock Deferral Account made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for such year(s). (IMPORTANT: an election under this paragraph 2 must be made no later than 30 days after the award date for the RSUs.)

3.        All dividend equivalents paid with respect to the RSUs referred to in item 2 above shall not be paid when normally paid, but instead shall be reinvested in RSUs, which shall not be then paid, but instead shall be deferred and allocated as a Compensation Reduction Contribution to my Stock Deferral Account made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for each such year that dividend equivalent would otherwise be paid.

4.        Optional Election to Allocate Contributions to a Fixed Period Subaccount (Plan Section 5.2). I wish to allocate contributions to be made pursuant to paragraphs 1, 2 or 3 above as follows:

    (a)        Rather than receive distribution of contributions made to the Plan pursuant to the general rule stated in Plan Section 5.1, I wish to create a “Fixed Period Subaccount” which shall be payable January 1 of the following year:                          (insert the year which for an initial deferral must be at least five (5) years after the Plan Year the election is effective).

    (b)        Further, I wish to allocate the following percentage of Compensation Reduction Contributions made on my behalf to the account created in (a) above:         %

5.        Optional Election to Receive Distribution in Installments Over a Period Not To Exceed Ten (10) Years. Rather than receive distribution of contributions made to the Plan in a lump sum, I wish distribution in equal monthly payments of          years (not to exceed ten (10) years).

6.        These elections shall be irrevocable with respect to the Plan Year covered by this election prior to the date I revoke the elections by written instrument delivered to Westar Energy, Inc. With the exception of changes to beneficiary designation, no written instrument shall be effective during the Plan Year if delivered after the start of the Plan Year (or, if I am a new Participants, the effective date of my enrollment in the Westar Energy, Inc. 2005 Deferred Compensation Plan).

7.        I hereby designate the following person or persons as primary and secondary beneficiaries of my Account under the Plan payable by reason of my death:

Primary Beneficiary(ies) [include address and relationship]

Contingent Beneficiary(ies) [include address and relationship]:

I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND CONTINGENT BENEFICIARIES.

All sums payable under the Plan by reason of my death shall be paid to the primary beneficiary, if he or she survives me, and if no primary beneficiary survives me, then to the contingent beneficiary, and if no named beneficiary survives me, then all amounts shall be paid in accordance with the Plan. I understand that, unless I have provided otherwise above, all sums payable to more than one beneficiary will be paid equally to the living beneficiaries.

Accepted:

Westar Energy, Inc.

By:	Signature of Participant

Date:	Date:

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EXHIBIT B

CLAIMS PROCEDURES

I.	Initial Claim.

       A.          Submitting the Claim

Upon request, the Plan Administrator shall provide any Participant or Beneficiary (“Claimant”) with a claim form which the Claimant can use to request benefits. In addition, the Plan Administrator will consider any written request for benefits under the Plan to be a claim.

       B.          Approval of Initial Claim

If a claim for benefits is approved, the Plan Administrator shall provide the Claimant with written or electronic notice of such approval. The notice shall include:

1.	The amount of benefits to which the Claimant is entitled.

2.	The duration of such benefit.

3.	The time the benefit is to commence.

4.	Other pertinent information concerning the benefit.

       C.          Denial of Initial Claim

If a claim for benefits is denied (in whole or in part) by the Plan Administrator, the Plan Administrator shall provide the Claimant with written or electronic notification of such denial within ninety (90) days (forty-five (45) days in the case of a claim for disability benefit) after receipt of the claim, unless special circumstances require an extension of time for processing the claim. (See Section III for the procedures concerning extensions of time.)

The notice of denial of the claim shall include:

1.	The specific reason that the claim was denied.

2.	A reference to the specific plan provisions on which the denial was based.

3.	A description of any additional material or information necessary to perfect the claim, and an explanation of why this material or information is necessary.

4.	A description of the plan’s appeal procedures and the time limits that apply to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

5.	Any materials required under 29 C.F.R. § 2560.503-1(g)(1)(v).

The Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Administrator. The Claimant may appeal the denial as set forth in the next section of this procedure. IF THE CLAIMANT FAILS TO APPEAL SUCH ACTION TO THE PLAN ADMINISTRATOR IN WRITING WITHIN THE PRESCRIBED PERIOD OF TIME DESCRIBED IN THE NEXT SECTION, THE PLAN ADMINISTRATOR’S DENIAL OF A CLAIM SHALL BE FINAL, BINDING AND CONCLUSIVE.

II.	Appeal Procedures

       A.          Filing the Appeal

In the event that a claim is denied (in whole or in part), the Claimant may appeal the denial by giving written notice of the appeal to the Plan Administrator within 60 days (one hundred eighty (180) days in the case of a claim for disability benefit) after the Claimant receives the notice of denial of the claim.

At the same time the Claimant submits a notice of appeal, the Claimant may also submit written comments, documents, records, and other information relating to the claim. North Fork Bancorporation, Inc. (“Company”) (or its designee) shall review and consider this information without regard to whether the information was submitted or considered in conjunction with the initial claim.

       B.          General Appeal Procedure

Company may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.

Company shall render a decision on appeal within sixty (60) days (forty-five (45) days in the case of a claim involving disability) after the receipt by the Plan Administrator of the notice of appeal, unless special circumstances require an extension of time. (See Section III for the procedures concerning extensions of time.)

The appeal decision of Company shall be provided in written or electronic form to the Claimant. If the appeal decision is adverse to the Claimant, then the written decision shall include the following:

1.	The specific reason or reasons for the appeal decision.

2.	Reference to the specific plan provisions on which the appeal decision is based.

3.	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. § 2560.503-1 (m)(8).)

4.	A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures.

5.	A statement of the Claimant’s right to bring an action under Section 502(a) of the Employee Retirement Income Security Act.

       C.          Special Appeal Procedure for Disability Claims.

For the purpose of any appeal of an adverse benefit determination regarding a disability benefit, in addition to the procedures set forth in Section II.B., the following procedures shall also apply:

1.	The appeal will be conducted by an appropriate Named Fiduciary designated by Company. The Fiduciary will be neither the individual who denied the claim initially, nor a subordinate of such individual.

2.	In deciding the appeal, the Fiduciary shall not give any deference to the initial determination that was made concerning the claim.

3.	If the initial claim was denied based in whole or in part on a medical judgment, then the Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Any such professional shall be neither an individual who was consulted in connection with the initial claim, nor the subordinate of any such individual.

4.	If the Fiduciary obtains the advice of medical or vocational experts in connection with the appeal, then the Fiduciary must identify the expert(s), without regard to whether the fiduciary relied upon the advice when deciding the appeal.

5.	In the event of an adverse determination on appeal if an internal rule, guideline, protocol, or other similar criterion was relied upon in making decision on appeal, then the written decision on appeal shall include either (a) the specific rule, guideline, protocol, or other similar criterion, or (b) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the Claimant free of charge upon request.

III.	Extensions of Time

       A.          Notice of Extension

If Company requires an extension of time, Company shall provide the Claimant with written or electronic notice of the extension before the first day of the extension.

The notice of the extension shall include:

1.	An explanation of the circumstances requiring the extension. These circumstances must be matters beyond the control of the Plan or Company.

2.	The date by which the Administrator or Company expects to render a decision.

3.	The standard on which the Claimant’s entitlement to a benefit is based.

4.	The unresolved issues, if any, that prevent a decision on the claim or on appeal, and the information needed to resolve those issues. In the event that such information is needed:

a.	The Claimant shall have at forty-five (45) days in which to provide the specified information.

b.	The time for determining an initial claim shall be tolled from the date on which the notice of extension is sent to the Claimant, until the date on which the Claimant responds to the request for additional information.

      B.          Length of Extension

For purposes of an initial claim not involving disability, no more than one extension of ninety (90) days shall be allowed.

For purposes of an initial claim involving disability, no more than two extensions of thirty (30) days each shall be allowed.

For purposes of an appeal not involving disability, no more than one extension of sixty (60) days shall be allowed.

For purposes of an appeal involving disability, no more than one extension of forty-five (45) days shall be allowed.

EXHIBIT C

CERTIFIED MAIL

RETURN RECEIPT NO.

Secretary of Labor

Top Hat Plan Exemption

Employee Benefits Security Administration

Room N-1513

U.S. Department of Labor

200 Constitution Avenue NW

Washington, DC 20210

WESTAR ENERGY, INC.

REPORTING AND DISCLOSURE COMPLIANCE STATEMENT

In compliance with Section 110 of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Regulations thereunder, found at 29 CFR 2520.104-23, Westar Energy, Inc. is filing this Reporting and Disclosure Compliance Statement and in connection herewith provides the following information:

EMPLOYER	WESTAR ENERGY, INC.
ADDRESS:	818 SOUTH KANSAS AVE. P.O. BOX 889 TOPEKA, KS 66612
EMPLOYER IDENTIFICATION #:	48-0290150
PLAN NAME:	WESTAR ENERGY, INC.2005 DEFERRED COMPENSATION PLAN
NUMBER OF PLANS:	[ ]
NUMBER OF EMPLOYEES PARTICIPATING IN EACH PLAN:	[ ]

Westar Energy, Inc. maintains the above-named unfunded Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Westar Energy, Inc. will provide the plan documents to the Secretary of Labor upon request, as required by Section 104(a)(1) of ERISA.

WESTAR ENERGY, INC.

By:

Title:
Date:

Vote by Telephone
Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone, and follow the simple instructions to record your vote.
Vote by Internet
Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230.
VOTE BY TELEPHONE Call Toll-Free using a touch-tone telephone: 1-888-693-8683	VOTE BY INTERNET Access the Website and cast your vote: www.cesvote.com	VOTE BY MAIL Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.
g

If you vote by telephone or internet, please do not send your proxy by mail.

i  Please fold and detach card at perforation before mailing.  i

WESTAR ENERGY, INC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2011.

William B. Moore, Mark A. Ruelle and Larry D. Irick, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Westar Energy, Inc. Annual Meeting of Shareholders to be held on May 19, 2011, or at any adjournment or postponement thereof, and to vote, as indicated on the reverse side, the shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if personally present at said meeting. If no direction is given, the shares will be voted as recommended by the Board of Directors as indicated on the reverse side. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment or postponement thereof, in accordance with their best judgment. This proxy also provides voting instructions to the plan administrator for shares held by the undersigned in the Westar Energy, Inc. 401(k) Employees’ Savings Plan.

Signature(s)

Signature(s)
Date: , 2011
Please sign exactly as your name appears to the left. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please sign and date this proxy where indicated above before mailing.

ADMISSION TICKET

Please bring this ticket to the Annual Meeting.

Notice of Annual Meeting of Shareholders

WESTAR ENERGY, INC.

2011 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of four Class III directors, to provide an advisory vote on executive compensation, to provide an advisory vote on the frequency of advisory votes on executive compensation, to approve an amendment to our Long Term Incentive and Share Award Plan and approve the material terms of the performance goals under the plan, to approve an amendment to our restated articles of incorporation to increase our authorized shares of common stock, to ratify and confirm the appointment of our independent registered public accounting firm and such other business as may properly come before the meeting, or any adjournment thereof.

Thursday, May 19, 2011

10:00 a.m. Central Daylight Saving Time

Emerald Ballroom

Capitol Plaza Hotel

1717 SW Topeka Boulevard

Topeka, KS 66612

Please Admit	Non-Transferable

h Please fold and detach Admission Ticket here. h

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be available in both PDF and HTML format. There is no cost to you for this service other than any charges imposed by your Internet provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Westar Energy’s Shareholder Services in writing at PO Box 750320, Topeka, KS 66675-0320.

To give your consent, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

i Please fold and detach card at perforation before mailing. i

Westar Energy, Inc.	Proxy

All shares, including full and partial shares of stock credited to your Direct Stock Purchase Plan account, will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such proxy will be voted as recommended by the board of directors.

The Board of Directors recommends a vote FOR the four nominees listed below.

1.	To elect four Class III directors to serve for a term of three years:	(1) Mollie H. Carter	(2) Jerry B. Farley	(3) Arthur B. Krause	(4) William B. Moore

☐ FOR all nominees (except as marked to the contrary above)	☐ WITHHOLD authority to vote for all nominees listed

To withhold authority to vote for one or more individual nominees, strike a line through such nominee’s name(s) above.

The board of directors recommends a vote FOR proposals 2, 4, 5 and 6 and 1 YEAR on proposal 3.

2.	To provide an advisory vote on executive compensation		☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To provide an advisory vote on the frequency of advisory votes on executive compensation	☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN
4.	To approve an amendment to our Long Term Incentive and Share Award Plan and approve the material terms of the performance goals under the Plan		☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	To approve an amendment to our restated articles of incorporation to increase our authorized shares of common stock		☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	To ratify and confirm of Deloitte & Touche LLP as our independent registered public accounting firm for 2011		☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ I / We consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described above.

☐ I / We will attend the Annual Meeting to be held in Topeka, Kansas.

IMPORTANT—Please sign and date on the reverse side and return promptly.